Exhibit 4.57

Deed of Amalgamation

for the
corporate reconstruction of
Orogen Minerals (Porgera) Limited, Mineral Resources Porgera Limited and Dome Resources
(PNG) Limited

DEED OF AMALGAMATION

DATE	October 14, 2003

PARTIES

Mineral Resources Porgera Limited (company number 1-14321) a company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District (MRP).

Orogen Minerals (Porgera) Limited (company number 1-25740) a company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District (OMP).

Orogen Minerals Limited (company number 2-25619), a company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District (OML).

Oil Search Limited (ARBN 055 079 868), a company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District (OSL).

Dome Resources (PNG) Limited (company number 1-18497) a  company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at Level 5, Defens Haus, Cnr Champion Pde & Hunter St, Port Moresby, National Capital District, being a wholly-owned subsidiary of Dome Resources Pty Ltd.

DRD (Isle of Man) Limited (company number 94445C) a company incorporated under the laws of the Isle of Man, having its registered office at Grosvenor House, 66/67 Athol Street, Douglas, Isle of Man (DRD (IoM)).

Durban Roodepoort Deep, Limited (company number 1895/000926/06) a company duly incorporated according to the laws of the Republic of South Africa, having its registered office at 45 Empire Road, Parktown, Johannesburg, Republic of South Africa (DRD).

RECITALS

A.                                   OML owns all the issued shares in MRP and OMP as well as the Loan.

B.                                     OML has agreed with Dome that MRP and OMP will amalgamate with Dome on the terms of this Deed.

C.                                     OML has agreed with DRD (IoM) to assign the Loan to DRD (IoM) on the terms of this Deed and the Loan Assignment Agreement.

D.                                    OSL has agreed to guarantee the obligations of OML under and on the terms of this Deed.

E.                                      DRD has agreed to guarantee the obligations of Dome and DRD (IoM) under and on the terms of this Deed.

OPERATIVE PROVISIONS

1.                                       INTERPRETATION

1.1                                 Definitions

The following definitions apply in this Deed.

“Agreed Dividend” has the meaning given to that term in clause 5.5(a) and item 19 of Schedule 2.

“Agreed Maximum Duty” has the meaning given to that term in item 29 of Schedule 2.

“Amalgamated Company” means OMP as the continuing company in the Amalgamation.

“Amalgamation” means the amalgamation of Dome, OMP and MRP to continue as the Amalgamated Company in accordance with the proposal contained in Schedule 7.

“Amalgamation Procedures” means the amalgamation implementation procedures set out in Schedule 8.

“ANZ Bank” means the Australia and New Zealand Banking Group Limited in Sydney, Australia.

“Assets” means all the right, title and interest of the Companies in, under, to or derived from, and the benefit of, the items listed at Schedule 6, and any other assets of whatever kind held by the Companies at Completion.

“Authorisation” means:

(a)                                  an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)                                 in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

“Balance Date” means 31 December 2002.

“Base Scrip Consideration” has the meaning given to that term in items 2 and 12 of Schedule 2.

“Business Day” means a day that is not a Saturday, Sunday or public holiday in Sydney, New South Wales, Port Moresby, Papua New Guinea or Johannesburg, South Africa.

“Cancellation Compensation” has the meaning given to that term in clause 5.1(a), calculated in accordance with item 30 of Schedule 2.

“Cash Calls” has the meaning given to that term in item 25 of Schedule 2.

“Central Bank” means the Bank of Papua New Guinea.

“Companies Act” means the Companies Act 1997 (PNG).

“Companies” mean MRP and OMP and “Company” means any one of those Companies.

“Companies Regulations” means the Companies Regulation 1998 made under the Companies Act.

“Completion” means completion of the terms of the Amalgamation and the assignment of the Loan under clause 8.

“Completion Adjustments” has the meaning ascribed to that term in clause 7.1(b).

“Completion Cash Component” has the meaning given to that term in item 9 of Schedule 2 (unless clause 5.5 applies, in which case it has the meaning given to the term “Post Dividend Adjustment Cash Completion Component” in item 18 of Schedule 2).

“Completion Date” has the meaning given to that term in clause 8.1.

“Completion Value” has the meaning given to that term in item 5 of Schedule 2 (unless clause 5.5 applies, in which case it has the meaning given to the term “Post Dividend Adjustment Completion Value” in item 17 of Schedule 2).

“Conditions Precedent” means the conditions precedent set out in clause 3.1.

“Contract” means any deed, agreement, trust, arrangement or understanding (written or not).

“Data Room” means the electronic data room established by OML in connection with the Amalgamation.

“Deposit” means $5,000,000, or if Stamp Duty has been deducted from the Deposit in accordance with clause 4.6(c)(ii), the amount remaining after that deduction.

“Deposit Account” means the trust account established in the name of the Deposit Holder with the ANZ Bank held on behalf of DRD (IoM) and OML under clause 4.6 of this Deed.

“Deposit Holder” means Merrill Lynch International (Australia) Limited, Sydney.

“Dome” up until Completion means Dome Resources (PNG) Limited and following Completion means the Amalgamated Company.

“Dome Resources” means Dome Resources Pty Ltd ACN 002 752 641 (formerly known as Dome Resources NL).

“Dome Costs” has the meaning given to that term in clause 18.1(b).

“DRD Guaranteed Moneys” means all debts and monetary liabilities of Dome or DRD (IoM) to OML under this Deed, irrespective of whether the liabilities:

(a)                                  are present or future;

(b)                                 are actual or contingent;

(c)                                  are ascertained or unascertained;

(d)                                 are owed or incurred by or on account of either Dome or DRD (IoM) alone, or severally or jointly with any other person;

(e)                                  are owed or incurred to or for the account of OML alone, or severally or jointly with any other person;

(f)                                    are owed or incurred as principal, interest, fees, damages, losses, costs, expenses or on any other account; or

(g)                                 comprise any combination of the above, and includes debts and monetary liabilities under or in respect of this Deed.

“DRD Shares” means ordinary shares in the capital of DRD.

“Effective Date” means 30 June 2003.

“Encumbrance” includes any mortgage, charge, pledge, lien, hypothecation or title retention arrangement, any right of set-off or right to withhold payment of a deposit or other money, any notice under, an easement, restrictive covenant, caveat or similar restriction over property, or any agreement to create any of them or to allow any of them to exist.

“End Date” means twelve (12) months from the date of this Deed or any other date which is agreed in writing by the parties.

“Escrow Account” means the bank account in the name of DRD (IoM), into which the Escrow Cash is to be deposited under clause 4.7 of this Deed.

“Escrow Cash” means an amount of $51,362,000.00.

“Estimated Post Effective Date Completion Adjustment” has the meaning given to that term in item 6 of Schedule 2.

“Government Agency” means:

(a)                                  a government or government department or other body;

(b)                                 a governmental, semi-governmental or judicial person; or

(c)                                  a person (whether autonomous or not) who is charged with the administration of a law.

“Half-Yearly Accounts” means the balance sheet for each of the Companies as at the Effective Date and a profit and loss statement and statement of cash flows for each of the Companies for the 6 month period ending on the Effective Date, together with the notes to those accounts.

“Initial Loan Balance” has the meaning given to that term in item 3 of Schedule 2.

“Inter-Company Indebtedness” means any loan owed to or from either Company to or from any of its shareholders or to any entity controlled by OSL.

“Investment Promotion Act” means the Investment Promotion Act 1992 (PNG).

“Issue Price” has the meaning given to that term in item 15 of Schedule 2.

“Joint Venture Agreement” means the joint venture agreement dated 31 July 1979, originally between Placer (PNG) Pty Limited, Mount Isa Mines Limited and Consolidated Gold Fields Australia Limited, as amended by, among other agreements, the Joint Venture Accession and Amendment Agreement dated 21 November 1990 between Placer (PNG) Limited, Highlands Gold Properties Limited, Goldfields Porgera Limited, MRP and OMP.

“Loan” means the loan (if any) held in dollars owed by OMP to OML which is to be assigned to DRD (IoM) on Completion.

“Loan Assignment Agreement” means the agreement to effect an assignment of the Loan from OML to DRD (IoM) in substantially the form set out in Annexure B.

“Loan Balance” has the meaning given to that term in item 33 of Schedule 2.

“Mining Development Contract” means the Mining Development Contract dated 12 May 1989 between the Independent State of Papua New Guinea, Placer (PNG) Limited, Highlands Gold Properties Limited, Goldfields Porgera Limited and the Companies.

“MRP Cancellation Amount” has the meaning given to that term in item 32 of Schedule 2.

“MRP/OMP Debt” means the debt, held in dollars, owing by OMP to MRP on Completion.

“OMP Cancellation Amount” has the meaning given to that term in item 31 of Schedule 2.

“Operating Agreement” means the Porgera Joint Venture Operating Agreement dated 6 December 1998 originally between Placer (PNG) Limited, Highlands Gold Pty Limited and RGC (Papua New Guinea) Pty Limited.

“OSL Guaranteed Moneys” means all debts and monetary liabilities of OML to Dome or DRD (IoM) under this Deed, irrespective of whether the liabilities:

(a)                                  are present or future;

(b)                                 are actual or contingent;

(c)                                  are ascertained or unascertained;

(d)                                 are owed or incurred by or on account of OML alone, or severally or jointly with any other person;

(e)                                  are owed or incurred to or for the account of either Dome or DRD (IoM) alone, or severally or jointly with any other person;

(f)                                    are owed or incurred as principal, interest, fees, damages, losses, costs, expenses or on any other account; or

(g)                                 comprise any combination of the above, and includes debts and monetary liabilities under or in respect of this Deed.

“Other Expenses” has the meaning given to that term in item 26 of Schedule 2.

“Placer” means Placer (PNG) Limited or any related body corporate of, or successor in title to, Placer (PNG) Limited.

“Placer Substitution Deed” means:

(a)                                  the document titled “Placer Substitution Deed” between OMP, Placer (PNG) Limited, Placer Niugini Limited, Highlands Gold Properties Pty Limited, Goldfields Porgera Limited, the Independent State of Papua New Guinea and the nominee of the Independent State of Papua New Guinea dated 13 September 1996;

(b)                                 the document titled “Placer Substitution Deed” between MRP, Placer (PNG) Limited, Placer Niugini Limited, Highlands Gold Properties Pty Limited, Goldfields

Porgera Limited, the Independent State of Papua New Guinea and the nominee of the Independent State of Papua New Guinea dated 13 September 1996; and

(c)                                  the document titled “Placer Substitution Deed” between OML, Placer (PNG) Limited, Placer Niugini Limited, Highlands Gold Properties Pty Limited, Goldfields Porgera Limited, the Independent State of Papua New Guinea and the nominee of the Independent State of Papua New Guinea dated 13 September 1996.

“Porgera Joint Venture” means the joint venture for the development and operation of a mine in the area covered by Porgera Special Mining Lease No. 1, established under the Joint Venture Agreement.

“Post Effective Date Completion Adjustment” has the meaning given to that term in clause 5.6 and item 23 of Schedule 2.

“Post Effective Date Completion Adjustment Reconciliation Amount” has the meaning given to that term in item 22 of Schedule 2.

“Power” means any right, power, authority, discretion or remedy conferred on a party by this Deed or any applicable law.

“Proceedings” means any action, proceeding, litigation, mediation or any other form of litigation or dispute resolution process against one or more of the parties to this Deed arising from or relating to a failure to obtain the agreement of Placer in accordance with clause 8(b) of the Placer Substitution Deed.

“Registrar” means the Registrar of Companies under the Companies Act.

“Revenue” has the meaning given to that term in item 24 of Schedule 2.

“Revenues Bank Account” means the bank account referred to in clause 6.9(d).

“Scrip Adjustment Amount” has the meaning given to that term in items 7 and 14 of Schedule 2.

“Scrip Cancellation Amount” has the meaning given to that term in item 11 of Schedule 2.

“Scrip Completion Component” has the meaning given to that term in item 10 of Schedule 2.

“Shares” means the shares in the Companies as described in Schedule 1.

“Stamp Duty” means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes (without limitation) any interest, fine, penalty, charge or other amount imposed in respect of the above.

“Stamp Duty Top Up” has the meaning given to that term in item 28 of Schedule 2.

“Tax” means a tax, levy, rate, duty, fee, royalty, charge, surcharge, deduction or withholding, however it is described, that is imposed by law or by a Government Agency, together with any related interest, penalty, fine or other charge.

“US GAAP” means generally accepted accounting principles in the United States.

“Warranties” means the representations and warranties of OML referred to in clause 11 and set out in Schedule 4 to this Deed and for the avoidance of any doubt does not include OSL’s warranties and representations set out in clause 13 nor does it include Dome’s, DRD’s and DRD (IoM)’s warranties and representations set out in clause 15.

“Year-End Accounts” means an audited balance sheet for each of the Companies as at the Balance Date and a profit and loss statement and statement of cash flows for each of the Companies for the year ending on the Balance Date, together with the notes to those accounts.

1.2                                 Rules for Interpreting this Deed

Headings are for convenience only, and do not affect interpretation.  The following rules also apply in interpreting this Deed, except where the context makes it clear that a rule is not intended to apply.

(a)                                  A reference to:

(i)                                     legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)                                  a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)                               a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)                              a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)                                 anything (including a right, obligation or concept) includes each part of it.

(b)                                 A singular word includes the plural, and vice versa.

(c)                                  A word which suggests one gender includes the other genders.

(d)                                 If a word is defined, another part of speech has a corresponding meaning.

(e)                                  If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)                                    The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)                                 The words “subsidiary” and “related corporation” have the same meanings as in the Companies Act.

(h)                                 A reference to “dollars” or “$” is to an amount in US currency.

(i)                                     A reference to “Kina” or “K” is a reference to the lawful currency of Papua New Guinea.

(j)                                     A reference to “Australian dollars” or “A$” is a reference to the lawful currency of the Commonwealth of Australia.

1.3                                 Business Days

If the day on or by which a person must do something under this Deed is not a Business Day:

(a)                                  if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)                                 in any other case, the person must do it on or by the previous Business Day.

1.4                                 Multiple Parties

If a party to this Deed is made up of more than one person, or a term is used in this Deed to refer to more than one party:

(a)                                  an obligation of those persons is joint and several;

(b)                                 a right of those persons is held by each of them severally; and

(c)                                  any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

2.                                       AGREEMENT TO AMALGAMATE

2.1                                 Amalgamation

Subject to clause 3, OMP, MRP and Dome agree to implement the Amalgamation in accordance with this Deed.

2.2                                 Property, Title and Risk

(a)                                  Until Completion, property in, title to and risk of the Shares and the Loan remain solely with OML.

(b)                                 Until Completion, property in, title to and risk of the shares in Dome remain solely with DRD (through its wholly-owned subsidiary Dome Resources.

(c)                                  As between the parties, on and from Completion, property in, title to and risk of:

(i)                                     the underlying assets and undertakings previously represented in the Shares will accrue to the Amalgamated Company;

(ii)                                  the shares in the Amalgamated Company will accrue to DRD (IoM); and

(iii)                               the Loan will accrue to DRD (IoM),

as if the Amalgamation had had effect from the Effective Date.

3.                                       CONDITIONS PRECEDENT

3.1                                 Conditions Precedent

The Amalgamation and Completion shall not occur unless, on or before the End Date, each of the following conditions is fulfilled (or waived under clause 3.3):

(a)                                  approval by the Central Bank (if required) to:

(i)                                     the assignment of the Loan from OML to DRD (IoM) or any other entity nominated by DRD;

(ii)                                  the terms of the Loan to subsist after the assignment as set out in the Loan Assignment Agreement; and

(iii)                               the provision of further debt funding by DRD (IoM) necessary to enable Dome to fund the OMP Cancellation Amount and the MRP Cancellation Amount up to a total debt to equity ratio of 3:1, unconditionally or on conditions reasonably acceptable to both DRD (IoM) and OML;

(b)                                 approval by the Central Bank (if required) to OML holding DRD Shares unconditionally or on conditions reasonably acceptable to both Dome and OML;

(c)                                  approval by the Central Bank (if required) to the recapitalisation of Dome by DRD (IoM) by way of equity and/or debt funding, unconditionally or on conditions reasonably acceptable to both DRD (IoM);

(d)                                 approval in principle by the Investment Promotion Authority of Papua New Guinea to the re-certification of the Companies under the Investment Promotion Act in relation to the transactions contemplated by this Deed, unconditionally or on conditions reasonably acceptable to both Dome and OML;

(e)                                  each of the Warranties in paragraphs 18, 19, 23 — 29, 34, 35 and 53 of Schedule 4 being true and complete and not misleading or deceptive as at Completion provided that in respect of the Warranty in paragraph 53 of Schedule 4, the amount of the claim for breach would reasonably be expected to exceed $20,000,000;

(f)                                    all other approvals of Government Agencies that are necessary to implement the transactions contemplated by this Deed and for each of the relevant parties to perform its obligations under this Deed (including, but not limited to, the approval of the South African Reserve Bank) are obtained, unconditionally or on conditions reasonably acceptable to Dome, DRD (IoM) and OML;

(g)                                 the share register of MRP and the public records at the office of the Registrar properly record that all of the issued shares in that Company are held by OML;

(h)                                 the steps comprising the Amalgamation process set out in paragraphs 1 to 4 of the Amalgamation Procedures have been undertaken by the persons having the responsibility to complete the matters set out in those Amalgamation Procedures.

3.2                                 Effect of Non-Fulfilment

(a)                                  If a Condition Precedent set out in clause 3.1 is not fulfilled (or waived under clause 3.3), or Completion has not occurred, on or before the End Date, then this Deed other than clauses 1 Interpretation, 16 OSL Guarantee and Indemnity, 17 DRD Guarantee and Indemnity, 18 Placer Indemnity, 19 Confidentiality and Public Announcements and 25.2 Liability for Expenses automatically terminates on the End Date.

(b)                                 Upon termination, this Deed (except for clauses 1, 16, 17, 18, 19 and 25.2) is of no further effect.

(c)                                  The termination of this Deed does not affect any right of any party in respect of this Deed which has arisen before termination.

3.3                                 Fulfilment by Waiver

A Condition Precedent referred to in clause 3.1 is waived if:

(a)                                  in relation to the Conditions Precedent in clauses 3.1(a), 3.1(c), 3.1(d), 3.1(e), 3.1(f) and 3.1(g), Dome gives written notice of waiver of the condition to the other parties; and

(b)                                 in relation to the Conditions Precedent in clause 3.1(b) and 3.1(h), the parties agree in writing to waive the Condition Precedent.

3.4                                 Obligation to Satisfy Conditions

(a)                                  OML, Dome and DRD (IoM) must each use their best endeavours to ensure that each Condition Precedent is fulfilled on or before the End Date.

(b)                                 The parties must keep each other informed of any circumstances which may result in a Condition Precedent not being fulfilled on or before the End Date.

3.5                                 Extent of Obligation to Fulfil Conditions

The obligation imposed on a party by clause 3.4 does not require the party to waive any Condition Precedent under clause 3.3.

3.6                                 Notice of Satisfaction of Conditions

Each party will, as soon as possible:

(a)                                  after becoming aware of satisfaction or waiver of any of the Conditions Precedent in clause 3.1, give notice of that satisfaction to the other parties; and

(b)                                 after becoming aware that a Condition Precedent is not capable of being satisfied in accordance with clause 3.1, give notice of that fact to the other parties.

4.                                       THE LOAN BALANCE, AMALGAMATION AND CANCELLATION COMPENSATION

4.1                                 Funding for the Amalgamated Company

The Amalgamated Company will be funded by or on behalf of DRD (IoM) for an amount which is not less than the Cancellation Compensation either by way of equity or debt or a combination of both as determined by DRD (IoM), with funds (or right to them) held for and on behalf of the Amalgamated Company by Dome pending the Amalgamation becoming effective.

4.2                                 Loan Balance

OML will assign the Loan (if any) to DRD (IoM) or any other entity nominated by DRD  free of Encumbrances and any other third party rights in consideration of the payment of the Loan Balance by DRD (IoM) in accordance with the Loan Assignment Agreement.

4.3                                 Effect of Amalgamation

(a)                                  The Amalgamation will be given effect to by the following transactions and arrangements in the order specified below:

(i)                                     shares in the Amalgamated Company will be issued to DRD (IoM) in consideration for the provision of equity funding under clause 4.1;

(ii)                                  the issued shares in Dome owned by Dome Resources will not be converted into shares in the Amalgamated Company;

(iii)                               the issued share capital of MRP will not be converted into shares in the Amalgamated Company;

(iv)                              the issued share capital of OMP will not be converted into shares in the Amalgamated Company;

(v)                                 subject to clause 4.4 below, the Amalgamated Company will:

(A)                              pay the sum of $1.00 to Dome Resources as compensation for not converting the shares in Dome owned by Dome Resources into shares in the Amalgamated Company;

(B)                                pay the MRP Cancellation Amount to OML as compensation for not converting the Shares owned by OML in MRP into shares in the Amalgamated Company; and

(C)                                pay the OMP Cancellation Amount to OML as compensation for not converting the Shares owned by OML in OMP into shares in the Amalgamated Company.

(b)                                 Where between OMP and MRP, one of those Companies has a right or entitlement against the other, or one of those Companies has an obligation or duty to the other, on and from the Amalgamation the rights and obligations of OMP and MRP to each other will merge and be extinguished as at the date that the Amalgamation takes effect.

4.4                                 Entitlement to Cancellation Compensation

The right to compensation under this clause 4 does not accrue to a person who was a shareholder and did not have their Shares converted into shares in the Amalgamated Company unless and until:

(a)                                  the share certificates held by that person are delivered up in accordance with clause 8.3(b);

(b)                                 the fact of such shares not converting into shares in the Amalgamated Company and the cancellation of those shares has been entered into the register of OMP and MRP (as the case may be); and

(c)                                  all of the rights and obligations attaching to such Shares, and property in the Shares, has been extinguished such that the person is no longer a shareholder at law and the person has acknowledged in writing that he is not a shareholder of OMP or MRP (as the case may be).

4.5                                 Best endeavours to implement the Amalgamation

Each party to this Deed must use its best endeavours to implement and give effect to the Amalgamation.

4.6                                 Deposit

(a)                                  Within 5 Business Days after the date of this Deed, DRD (IoM) must pay the Deposit into the Deposit Account in cash as an assurance of Dome’s ability to complete the reconstruction by way of Amalgamation.

(b)                                 The Deposit is to be held and accounted for in accordance with the terms set out under this clause 4.6.

(c)                                  DRD (IoM) and OML must instruct the Deposit Holder to:

(i)                                     invest the Deposit in an interest bearing account with the ANZ Bank;

(ii)                                  if Completion has not occurred, or is not expected to occur, by the last date for payment of the Stamp Duty assessed on this Deed, upon the written direction of DRD (IoM) accompanied by a copy of the assessment, attend to payment to the Collector of Stamp Duty of Papua New Guinea of any such Stamp Duty on the due date for payment as a deduction from the Deposit;

(iii)                               withdraw the Deposit and accrued interest and pay it to the person entitled to it under this clause 4.6 upon being satisfied that the requirements for payment have been satisfied; and

(iv)                              hold the Deposit subject to such other terms and conditions as are agreed to in writing by DRD (IoM) and OML.

(d)                                 If Completion occurs:

(i)                                     the Deposit must be paid to OML as part payment of the Completion Cash Component required to be paid by the Amalgamated Company to OML; and

(ii)                                  the interest that has accrued on the Deposit is payable to DRD (IoM).

(e)                                  If any Condition Precedent is not satisfied or is not capable of being satisfied because of a material breach of this Deed by Dome or DRD (IoM) and the Condition Precedent to which the material breach relates has not been waived under clause 3.3, the Deposit, together with any interest accrued thereon, vests in and is to be paid to OML on the day after the End Date.

(f)                                    If any Condition Precedent is not satisfied or is not capable of being satisfied other than by reason of a material breach of this Deed by Dome or DRD (IoM) and has not been waived under clause 3.3, the Deposit, together with any interest accrued thereon, vests in DRD on the date on which any notice has been given under clause 3.6(b) or failing such notice, on the day after the End Date.

4.7                                 Escrow Cash

(a)                                  Within 5 Business Days after the date of this Deed, DRD (IoM) must pay the Escrow Cash into the Escrow Account as an assurance of DRD (IoM)’s ability to fund the Completion Cash Component. Within 2 Business Days of depositing the Escrow Cash into the Escrow Account, DRD (IoM) must notify OML of this fact.

(b)                                 The Escrow Cash is to be held on trust for DRD (IoM) absolutely and otherwise accounted for in accordance with the terms set out under this clause 4.7.

(c)                                  DRD (IoM) must instruct the relevant bank to:

(i)                                     subject to clause 4.7(d) below, hold the Escrow Cash in escrow for a period of 3 months from the date of this Deed and only release the Escrow Cash from escrow before the expiry of this escrow period upon the bank receiving written notification from DRD (IoM) authorising the bank to pay any or all of those moneys to or as directed by DRD (IoM) for the purposes of enabling DRD (IoM) to perform its obligations under clause 4.1 and under the Loan Assignment Agreement;

(ii)                                  after the expiry of the relevant escrow period, pay the Escrow Cash to DRD (IoM) or at the direction of DRD (IoM) on receipt of written instructions from DRD (IoM); and

(iii)                               hold or deal with any interest that accrues on the Escrow Cash as directed by DRD (IoM) from time to time.

(d)                                 If Placer commences, or threatens to commence, any Proceedings, then the period referred to in clause 4.7(c)(i) above will be reduced to 2 months from the date of this Deed.

5.                                       CANCELLATION COMPENSATION AND CALCULATIONS

5.1                                 Cancellation Compensation

(a)                                  The “Cancellation Compensation” is the total compensation paid for not converting the Shares in the Companies into shares in the Amalgamated Company after all adjustments have been made and is determined in accordance with the calculation methodology in item 30 of Schedule 2.

(b)                                 Within 10 Business Days after the later of the date that the Post Effective Date Completion Adjustment Reconciliation Amount has been calculated and agreed by the parties and the date that the amount of Stamp Duty payable on this Deed (and the transactions contemplated by it) has been finally determined, DRD (IoM) will notify all parties of the actual Cancellation Compensation, the OMP Cancellation Amount, the MRP Cancellation Amount and how each amount was calculated.

5.2                                 OMP Cancellation Amount

The OMP Cancellation Amount will be determined in accordance with the calculation methodology contained in item 31 of Schedule 2.

5.3                                 MRP Cancellation Amount

The MRP Cancellation Amount will be determined in accordance with the calculation methodology contained in item 32 of Schedule 2.

5.4                                 Loan Balance

The Loan Balance payable under the Loan Assignment Agreement is the total consideration payable for the Loan after all adjustments and is determined in accordance with the calculation methodology contained in item 33 of Schedule 2.

5.5                                 Agreed Dividend

(a)                                  Between the Effective Date and the Amalgamation becoming effective, the Companies may not declare or pay a dividend to their shareholders or agree to do so other than for such amounts as are agreed to in writing by DRD (IoM) and OML (Agreed Dividend).

(b)                                 OML is responsible for any Taxes (including, without limitation, withholding tax) payable by OMP or MRP in relation to any such dividends and agrees to indemnify OMP and MRP against such Taxes.

(c)                                  If an Agreed Dividend is agreed under clause 5.5(a), then:

(i)                                     the Completion Value will be determined in accordance with the calculation methodology in item 17 of Schedule 2 (being the Post Dividend Adjustment Completion Value); and

(ii)                                  if the moneys comprising the Agreed Dividend have been received by OML (or any entity controlled by OSL other than OMP and MRP) before Completion, the Completion Cash Component will be determined in accordance with the calculation methodology in item 18 of Schedule 2 (being the Post Dividend Adjustment Cash Completion Component).

5.6                                 Post Effective Date Completion Adjustment

(a)                                  The Post Effective Date Completion Adjustment will be determined in accordance with the calculation methodology contained in item 23 of Schedule 2 and this clause 5.6.

(b)                                 For the purpose of calculating the Post Effective Date Completion Adjustment where Revenues, Cash Calls, or Other Expenses are paid or received in a currency other than dollars, they must be converted to dollars as follows:

(i)                                     Kina denominated payments or receipts:

(A)                              at the mid point of the Inward Telegraphic Transfer buying and Spot selling rates for dollars as published on the daily Westpac Banking Corporation Foreign Exchange Centre Rate Sheet as applicable for Kina transactions under K15,000, or in the event that this rate is unavailable;

(B)                                at the mid point of the daily closing dollar / Kina exchange rate as quoted on Bloomberg under the ticker symbol “PKUS”, or in the event that this rate is unavailable;

(C)                                the rate calculated in accordance with 5.6(b)(i)(A) above but using the rates as published on the next available date,

(ii)                                  Australian dollar denominated payments or receipts:

(A)                              at the mid point of the Telegraphic Transfer buying and Telegraphic Transfer or Drafts selling rates for dollars as published on the Westpac Banking Corporation Foreign Exchange Centre Rate Sheet as applicable for transactions up to A$25,000, or in the event that this rate is unavailable;

(B)                                at the mid point of the daily closing dollar / Australian dollar exchange rate as quoted on Bloomberg under the ticker symbol “AUDUSD”, or in the event that this rate is unavailable;

(C)                                the rate calculated in accordance with 5.6(b)(ii)(A) above but using the rates as published on the next available date.

The relevant date for conversion to dollars is the date funds are paid under the relevant Cash Call or Other Expense or, in the case of Receipts, on the date of receipt.

6.                                       PRE COMPLETION OBLIGATIONS

6.1                                 Post Signing Directors’ Meetings

As soon as practicable after the date of this Deed, OML must procure that a duly convened meeting of the directors of each of the Companies is held at which it is resolved in accordance with paragraph 1 of the Amalgamation Procedures, that subject to all of the Conditions Precedent being satisfied (or waived under clause 3.3), the Amalgamation is in the best interests of the company and that the directors are satisfied that upon the Amalgamation taking effect in accordance with this Deed, the Amalgamated Company will be solvent.

6.2                                 Obligation to indemnify OMP and MRP directors

As soon as reasonably practical (but in any event, prior to the board meetings of each of the Companies to be held in accordance with clause 6.1 above), DRD must provide an indemnity, in the form set out in Annexure C, in favour of each director of OMP and MRP in relation to their certification of solvency under section 234(2) of the Companies Act.

6.3                                 OML to maintain status quo of each of the Companies pending Completion

Between the Effective Date and the Completion Date, except as expressly required by this Deed, or otherwise with the prior written consent of Dome (such consent not to be unreasonably withheld), OML is to ensure that the business of the Companies is carried on in the ordinary course of ordinary business as at the date of this Deed and, without limitation to the foregoing, that neither of the Companies:

(a)                                  enter into or give effect to any amalgamation proposal, merge or consolidate with any other corporation or acquire any of the shares or the business or assets of any other person, firm, association, corporation or business organisation, or agree to do any of those things;

(b)                                 alter its constitution;

(c)                                  issue or allot any shares or any securities or loan capital convertible into shares, or purchase, redeem, retire or acquire any such shares or securities, or agree to do so, or sell or give any option, right to purchase, mortgage, charge, pledge, lien or other form of security or Encumbrance over any such shares or securities;

(d)                                 enter into a material capital commitment or declares itself trustee of or create any Encumbrance over any assets or dispose of or deal with any assets other than in the ordinary course of ordinary business and for full market value;

(e)                                  makes any unusual or extraordinary expenditures;

(f)                                    enter into or terminate any Contract or commitment or engage in any activity or transaction not in the ordinary course of ordinary business;

(g)                                 enter into any material transaction with OSL or any entity controlled by OSL;

(h)                                 employ any employee or engage any agent, representative or consultant or vary the terms of any such engagement or pay any management fee or similar amount;

(i)                                     distribute (by way of dividend, buyback or otherwise) or return any capital to its members;

(j)                                     make any loan or distribution or payment, whether by way of cash or in kind and whether by way of dividend or otherwise, to any shareholder, any related corporation of OSL or any other person;

(k)                                  commits an offence under the Companies Act;

(l)                                     passes a resolution under any of sections 57 or 63 of the Companies Act;

(m)                               enters or purports to enter into a major transaction under the Companies Act; or

(n)                                 sell or agree to sell any gold other than on a “spot” basis, (that is, no forward sales).

6.4                                 OML to maintain status quo of the Companies’ interest in the Porgera Joint Venture

Except as expressly required by this Deed or with the prior written consent of Dome  (such consent not to be unreasonably withheld), OML must ensure:

(a)                                  that between the Effective Date and the Completion Date, the Companies use their best endeavours to maintain the status quo in the Porgera Joint Venture as at the date of this Deed including, without limitation, ensuring:

(i)                                     the Porgera Joint Venture is carried on in the ordinary course of ordinary business and consistent with the “Life of Mine” Summary Strategic Business Plan 2003 for the Porgera Joint Venture contained in the Data Room (Strategic Business Plan);

(ii)                                  each of the Companies maintain their combined 20% interest in the Porgera Joint Venture;

(iii)                               each of the Companies complies with its obligations under the Porgera Joint Venture (including, without limitation, paying all Cash Calls, sole costs and any other expenditure payable by either of them in relation to the Porgera Joint Venture on or before their due date for payment) and does not commit a default under the Joint Venture Agreement (as amended) and related documents and if a default occurs, immediately remedy such default;

(iv)                              neither of the Companies approve any material changes to the Strategic Business Plan after the date of this Deed;

(v)                                 the representatives of OMP and MRP on the Porgera Joint Venture management committee  are directed to vote against any resolution which requires unanimous approval of such management committee members except when the resolution is consistent with the obligations of OML under paragraphs (i) to (iv) above;

(b)                                 that from the date of this Deed until Completion, Dome and its representatives are given reasonable notice of any matter being, or to be, considered by the management committee of the Porgera Joint Venture and the Companies consult with Dome prior to voting on all such matters;

(c)                                  that from the date of this Deed until Completion, neither of the Companies enter into a material capital commitment in relation to the Porgera Joint Venture except as necessary to comply with clause 6.4(a) provided that Dome has been given prior written notice;

(d)                                 that from the date of this Deed until Completion, neither of the Companies agrees to any amendment to the terms of the Joint Venture Agreement except in accordance with clause 6.4(a)(v); and

(e)                                  that from the date of this Deed until Completion, that neither of the Companies declares itself trustee of or create any Encumbrance over, disposes of or otherwise deals with its interest in the Porgera Joint Venture.

6.5                                 Actions taken at the direction of Dome

Between the date of this Deed and Completion, OML must procure the Companies to take all actions in their capacity as the holders of a combined 20% interest in the Porgera Joint Venture as Dome may, from time to time direct, provided always that Dome first provides an indemnity in a form reasonably acceptable to OML from all liability arising in relation to the implementation of such action.

6.6                                 Treatment of Inter-company Indebtedness

(a)                                  OML must ensure that on Completion there is no Inter-Company Indebtedness other than:

(i)                                     the Loan; and

(ii)                                  the MRP/OMP Debt.

(b)                                 In dealing with the Inter-Company Indebtedness after the Effective Date, OML must ensure that:

(i)                                     any Inter-Company Indebtedness to be repaid is repaid by payment of the full face value of the debt, without discount;

(ii)                                  the Companies do not forgive any Inter-Company Indebtedness; and

(iii)                               no dividends are to be declared or paid to satisfy or restructure the Inter-Company Indebtedness without the prior written consent of DRD (IoM).

(c)                                  OML hereby indemnifies Dome, DRD (IoM) and the Companies from all liabilities, losses and expenses (including, without limitation, legal costs on a solicitor and own client basis) arising from or relating to:

(i)                                     any failure to obtain any consents and approvals required in relation to the establishment or dealings with any Inter-Company Indebtedness, or the repayment or assignment of any Inter-Company Indebtedness in accordance with clause 6.6(a) or (b);

(ii)                                  the conversion of any Inter-Company Indebtedness into other currencies; and

(iii)                               the extinguishment of the MRP/OMP Debt on the Amalgamation becoming effective.

6.7                                 Access for Dome

(a)                                  Until Completion, OML must allow Dome or its representative(s) reasonable access to the Companies and to their books and records to enable Dome to:

(i)                                     become familiar with the business, financial and trading position, assets, liabilities and prospects of the Companies;

(ii)                                  investigate the accuracy of the Warranties; and

(iii)                               such other purposes consented to by OML (such consent not to be unreasonably withheld).

(b)                                 For the purposes of clause 6.7(a), Dome may:

(i)                                     at its expense, make copies of any information examined;

(ii)                                  consult with OSL’s Chief Executive Officer, Chief Financial Officer, General Counsel, Group Secretary and General Manager Commercial, with Neil Cole of NH Cole & Associates and with any other person who is, from time to time:

(A)                              OMP’s or MRP’s representative on the Porgera Joint Venture management committee; and

(B)                                responsible for the accounts of OMP and/or MRP; and

(iii)                               with the prior written consent of OML (such consent not to be unreasonably withheld), consult with such other OSL employees, or employees of entities controlled by OSL, as Dome may reasonably request.

(c)                                  Until Completion, OML must:

(i)                                     subject to any applicable obligations of confidentiality imposed by the Joint Venture Agreement, ensure that Dome is kept informed on an on-going basis, and consulted, concerning all developments affecting the Porgera Joint Venture; and

(ii)                                  subject to the agreement of the manager of the Porgera Joint Venture, use its reasonable endeavours to ensure that Dome and its representatives have the opportunity to visit the Porgera gold mine, at Dome’s expense, as and when Dome reasonably wishes to do so, provided always that if Completion has not occurred on or before 20 November 2003, OML must, if reasonably requested by Dome to do so after that date at any time and from time to time, appoint up to three nominees of Dome as some of OMP’s and MRP’s duly authorised representatives under the Porgera Joint Venture for the purpose of obtaining access to information regarding the Porgera Joint Venture under clause 8(a) of the Joint Venture Agreement provided always that notwithstanding anything to the contrary in clause 8(a) of the Joint Venture Agreement:

(iii)                               Dome’s nominees will carry out any such inspection of the books and records, and other information, of the Porgera Joint Venture under clause 8(a) of the Joint Venture Agreement at Dome’s expense;

(iv)                              Dome’s nominees will not have the right to audit the books and records, and other information, of the Porgera Joint Venture; and

(v)                                 Dome’s nominees will not unreasonably interfere with the normal business requirements of the manager of the Porgera Joint Venture.

(d)                                 Dome must, until Completion, keep confidential any information obtained by Dome by reason of action taken under this clause 6.7.

(e)                                  Dome must ensure that any access under this clause 6.7 is carried out in a manner to avoid unreasonable disruption to the Companies and the Porgera Joint Venture, its operations and employees.

6.8                                 Lodgement of documents for the Amalgamation with the Registrar before Completion

(a)                                  In accordance with the Amalgamation Procedures, Dome must complete, and OML must procure that each of the Companies completes, all corporate action required in paragraphs 1 to 4 of the Amalgamation Procedures as soon as possible after signing this Deed, subject to Completion taking place.

(b)                                 On the next Business Day following notice of fulfilment of the Conditions Precedent, OML must procure that the Companies deliver to Dome at its registered office and Dome must also produce at its registered office:

(i)                                     a copy of the Amalgamation proposal;

(ii)                                  a copy of the resolution of the directors of the relevant Company approving the Amalgamation;

(iii)                               a certified copy of a resolution of shareholders of the relevant Company approving the Amalgamation;

(iv)                              copies of the respective certificates of directors of the relevant Company issued under section 234 and 236 of the Companies Act;

(v)                                 a statement of the material interests of each of the directors of the relevant Company;

(vi)                              a statement of shareholders rights under section 91 of the Companies Act to have their shares bought back; and

(vii)                           all statutory forms required under the Companies Regulations to register the Amalgamation proposal.

(c)                                  Upon receipt of all of the documents required under clause 6.8(b), Dome will cause such documents to be lodged with the Registrar with a request, subject to Completion taking place, to issue the amalgamation certificate on and with effect from the Completion Date.

6.9                                 Revenues received between the Effective Date and Completion

(a)                                  OML may receive on behalf of the Companies, by way of repayment of the Loan at face value, the net proceeds from the sale of gold and silver (being the Revenues less the aggregate of Cash Calls and Other Expenses) from 1 July 2003 until the earlier of:

(i)                                     the date the Post Effective Date Completion Adjustment equals the Initial Loan Balance; and

(ii)                                  Completion.

(b)                                 After OML is no longer entitled to receive such net proceeds in accordance with clause 6.9(a), the net proceeds must be paid into the Revenues Bank Account (without deduction or set-off) and held in dollars.

(c)                                  Other than for the payment of Cash Calls and Other Expenses, the moneys held in the Revenues Bank Account may not be withdrawn or otherwise dealt with until after the earlier of:

(i)                                     Completion; and

(ii)                                  termination of this Deed,

without the prior written consent of DRD (IoM).

(d)                                 OML must ensure that all necessary approvals are obtained to open a bank account, and a bank account is established (the Revenues Bank Account), prior to the time any moneys are required to be deposited into it in accordance with this clause 6.9.

(e)                                  The Revenues Bank Account must be an interest bearing account in the name of OMP with the ANZ Bank or such other place agreed to by DRD (IoM).

(f)                                    At Completion, OML must revoke all authorities and mandates in favour of OML and its employees in relation to the Revenues Bank Account with effect from Completion.

(g)                                 For the avoidance of doubt, the balance of the Revenues Bank Account must be at least equal to the amount that the Post Effective Date Completion Adjustment exceeds the Initial Loan Balance.

7.                                       CALCULATION OF THE COMPLETION CASH COMPONENT AND COMPLETION ADJUSTMENTS

7.1                                 Calculation of Completion Cash Component

(a)                                  The Completion Cash Component will be determined in accordance with the calculation methodology contained in item 9 of Schedule 2.

(b)                                 To enable the Completion Cash Component to be determined, the parties agree to act in good faith in determining the following adjustments and amounts (“Completion Adjustments”):

(i)                                     the Scrip Adjustment Amount (if any);

(ii)                                  the Scrip Cancellation Amount (if any);

(iii)                               the Estimated Post Effective Date Completion Adjustment; and

(iv)                              the Agreed Dividend (if any).

7.2                                 Scrip Adjustment Amount

(a)                                  No later than one Business Day prior to Completion, DRD (IoM) may by notice to OML elect to replace any or all of the DRD Shares comprising the Base Scrip Consideration with cash.

(b)                                 If DRD (IoM) elects to replace any or all of the Base Scrip Consideration with cash under clause 7.2(a), the amount payable to OML as the Completion Value will be reduced by the Scrip Adjustment Amount determined in accordance with the calculation methodology contained in items 7 and 14 of Schedule 2.

(c)                                  If DRD (IoM) elects to replace any or all of the Base Scrip Consideration with cash under clause 7.2(a), the value of the Scrip Cancellation Amount  will be determined in accordance with the calculation methodology contained in item 11 of Schedule 2.

7.3                                 Estimated Post Effective Date Completion Adjustment

(a)                                  The parties acknowledge that it may not be possible to finally determine the Post Effective Date Completion Adjustment until after Completion.  Accordingly, the parties agree to proceed to Completion based on the Estimated Post Effective Date Completion Adjustment determined in accordance with the calculation methodology contained in item 6 of Schedule 2, clause 5.6  and this clause 7.3.

(b)                                 No later than two Business Days following notice of fulfilment of the Conditions Precedent, OML must provide to DRD (IoM):

(i)                                     a written statement showing OML’s calculation of the Estimated Post Effective Date Completion Adjustment for the period between the Effective Date and the Completion Date including an itemised statement of the transactions which make up each of “R”, “ACC” and “OE” in the calculation of the Estimated Post Effective Date Completion Adjustment;

(ii)                                  if requested by DRD (IoM), a copy of the relevant ledgers for each of OMP and MRP showing all transactions and items which have been taken into account in determining the Estimated Post Effective Date Completion Adjustment, together with a written explanation of all such items and copies of all invoices, receipts, notices or other documents evidencing such amounts;

(iii)                               evidence (in a form reasonably acceptable to Dome) of the payment by OML on behalf of the Companies of any Cash Calls or Other Expenses in respect of the Porgera Joint Venture between the Effective Date and the Completion Date;

(iv)                              such other information as is reasonably requested by DRD (IoM) to enable it to check the calculation of the Estimated Post Effective Date Completion Adjustment and to verify the information on which it is based.

(c)                                  If DRD (IoM) accepts the Estimated Post Effective Date Completion Adjustment shown in the notice from OML or does not object to the calculation within 2 Business Days after receiving the last of the information and documents to be provided by OML under clause 7.3(b) above, the Estimated Post Effective Date Completion Adjustment will be the amount specified in the written statement from OML given under paragraph clause 7.3(b)(i) above.

(d)                                 If DRD (IoM) objects to the Estimated Post Effective Date Completion Adjustment shown in the notice from OML, the Estimated Post Effective Date Completion Adjustment will be the amount agreed in writing by DRD (IoM) and OML or failing agreement the amount determined under the dispute resolution procedure in clause 21.

7.4                                 Agreed Dividend

For the purposes of the calculation of the Completion Cash Component, the Agreed Dividend is the amount of any Agreed Dividend payable to OML under clause 5.5.

8.                                       COMPLETION

8.1                                 Completion Date

The Completion Date will be the later of:

(a)                                  the day after the date that the one month notification period under section 234(4) of the Companies Act elapses;

(b)                                 five Business Days after the satisfaction or waiver of the last of the Conditions Precedent, or such other date as may be agreed in writing by the parties; and

(c)                                  two Business Days after the date the Completion Adjustments under clause 7.1(b) are finally determined,

or such other date agreed to in writing by OML and DRD (IoM).

8.2                                 Time and Place of Completion

Subject to clause 3, Completion is to take place at 2.30pm on the Completion Date at the offices of OSL, Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District, Papua New Guinea or at such other place agreed by OML and DRD (IoM).

8.3                                 Obligations of OML and OSL to Deliver Documents at Completion

At Completion, OML must deliver to DRD (IoM), as controller of the Amalgamated Company:

(a)                                  a certificate signed by OML confirming that all corporate action required to be taken by the Companies in respect of paragraphs 1 to 4 of the Amalgamation Procedures have been fulfilled and, subject to Dome having completed all such corporate actions required to be completed in respect of paragraphs 1 to 4 of the Amalgamation Procedures, it is in order for the Registrar to proceed with the issuing of the amalgamation certificate;

(b)                                 the share certificates for the Shares;

(c)                                  a written acknowledgement from OML that on and from Completion, it has no rights as a shareholder of either OMP or MRP;

(d)                                 an irrevocable consent and waiver by OML of all rights of pre-emption under the constitutions of each of the Companies;

(e)                                  the certificates of incorporation for each of the Companies;

(f)                                    the common seal (and any duplicate common seal) of each of the Companies;

(g)                                 a copy of the constitution of each of the Companies;

(h)                                 a certified copy of the Year-End Accounts and the Half-Yearly Accounts, together with the auditors report in relation to the Year-End Accounts;

(i)                                     a certificate signed by OML confirming that each of the Warranties remains true and complete and not misleading or deceptive as at Completion;

(j)                                     the minute books and other records of meetings or resolutions of shareholders or directors of each of the Companies;

(k)                                  all registers and other statutory records, cheque books, books of account, trading and financial records, copies of taxation returns and notices of assessment, title documents, mortgages, leases, agreements, insurance policies, certificates and other papers and records of each of the Companies;

(l)                                     evidence (in a form acceptable to Dome) that the Companies have directed the Porgera Joint Venture to pay all cash receipts which the Companies are entitled to after Completion into bank accounts in the name of Dome (and not to a bank account in the name of OML);

(m)                               a duly completed authority for the alteration of the signatories of each bank account of each of the Companies in the manner required by Dome by written notice before the Completion Date;

(n)                                 all permits and licences issued to each of the Companies under any law relating to its business activities;

(o)                                 evidence acceptable to Dome of the repayment of all Inter-Company Indebtedness (other than the Loan and the MRP/OMP Debt);

(p)                                 the written resignations of each director, secretary and public officer of each of the Companies in accordance with clause 8.6(a), which resignations must acknowledge that they take effect without any entitlement to compensation (for loss of office or otherwise) as a result;

(q)                                 the Loan Assignment Agreement duly executed by OML; and

(r)                                    an undertaking in relation to the DRD Shares in the form set out in Annexure A executed by OML.

8.4                                 Obligations of Dome and DRD (IoM) to deliver documents at Completion

At Completion, DRD (IoM) and Dome must deliver to OML:

(a)                                  the Loan Assignment Agreement executed by DRD (IoM);

(b)                                 a written statement showing:

(i)                                     the Scrip Adjustment Amount (if any);

(ii)                                  the Scrip Cancellation Amount;

(iii)                               the Estimated Post Effective Date Completion Adjustment;

(iv)                              the Agreed Dividend (if any);

(v)                                 the Completion Cash Component; and

(vi)                              the Scrip Completion Component (including details of the Issue Price); and

(c)                                  DRD Share certificates for the Scrip Completion Component (if applicable).

8.5                                 Payment obligations at Completion

(a)                                  At Completion, DRD (IoM) must:

(i)                                     ensure that the Completion Cash Component is paid to OML by:

(A)                              authorising the Deposit Holder to release the Deposit to OML or as OML may, in writing, direct;

(B)                                paying or causing Dome to pay the balance of the Completion Cash Component;

(ii)                                  (if applicable) cause to have issued and allotted to OML, the Scrip Completion Component.

(b)                                 The DRD Shares issued as the Scrip Completion Component will be registered on the DRD share register maintained in South Africa.

8.6                                 Completion Meetings

(a)                                  At Completion, OML must procure each of the Companies to hold directors meetings to:

(i)                                     declare or confirm the declaration and payment of any dividend in respect of any Agreed Dividend not previously declared or paid;

(ii)                                  to accept the resignation of the existing directors, secretary and public officer with effect from Completion;

(iii)                               revoke all existing authorities to operate bank accounts and to approve new authorities in favour of the persons nominated by Dome, with effect from Completion;

(iv)                              record in the share register for each of the Companies:

(A)                              the issue of new shares in the Amalgamated Company to DRD (IoM) under clause 4.1; and

(B)                                then, the fact that the Shares in the Companies have not converted into shares in the Amalgamated Company.

(b)                                 At Completion, Dome must hold directors meetings to record in the share register for Dome:

(i)                                     the issue of new shares in the Amalgamated Company to DRD (IoM) under clause 4.1; and

(ii)                                  then, the fact that all of the shares in Dome held by Dome Resources  have not converted into shares in the Amalgamated Company.

8.7                                 Obligations of the Registrar

For Completion to have been effected, the Registrar must issue the certificate of amalgamation in accordance with section 237(1)(a) of the Companies Act evidencing the Amalgamation.  Upon issue of the certificate, the Amalgamation will be effective and the transactions and arrangements specified in clause 4.3 will  have occurred in the order specified in clause 4.3.

8.8                                 Conditions of Completion

(a)                                  Completion is conditional on each of the events set out in this clause 8 occurring, and OML, Dome and DRD (IoM) complying with all of their obligations under this clause 8.

(b)                                 If the events set out in this clause 8 do not occur, or either of OML, Dome or DRD (IoM) fail to comply with their obligations under this clause 8, and the parties do not achieve Completion then:

(i)                                     each party must return to the other parties all documents delivered to it under this clause 8;

(ii)                                  subject to clause 4.6, each party must repay to the other (or transfer to such person as the party providing that consideration may direct) all consideration received by it under this clause 8; and

(iii)                               each party must do everything reasonably required by the other parties to reverse any action taken under this clause 8,

without prejudice to any other rights any party may have in respect of that failure.

9.                                       POST COMPLETION RECONCILIATIONS

9.1                                 Determination of the Post Effective Date Completion Adjustment Reconciliation Amount

The parties agree to act in good faith in determining the Post Effective Date Completion Adjustment Reconciliation Amount.

9.2                                 Post Effective Date Completion Adjustment Reconciliation Amount

(a)                                  The Post Effective Date Completion Adjustment Reconciliation Amount  will be determined in accordance with the calculation methodology contained in item 22 of Schedule 2 and this clause 9.2.

(b)                                 Within 10 Business Days after Completion, OML must provide to DRD (IoM):

(i)                                     a written statement showing all OML’s calculation of the Post Effective Date Completion Adjustment for the period between the Effective Date and the Completion Date, including an itemised statement of the transactions which make up each of “R”, “ACC” and “OE” in the calculation of the Post Effective Date Completion Adjustment;

(ii)                                  if requested by DRD (IoM), a copy of the relevant ledgers for each of OMP and MRP showing all transactions and items which have been taken into account in determining the Post Effective Date Completion Adjustment, together with a written explanation of all such items, and copies of all invoices, receipts, notices or other documents evidencing such amounts;

(iii)                               evidence (in a form reasonably acceptable to Dome) of the payment by OML on behalf of the Companies of any Cash Calls or Other Expenses in respect of the Porgera Joint Venture between the Effective Date and the Completion Date; and

(iv)                              such other information as is reasonably requested by DRD (IoM) to enable it to check the calculation of the Post Effective Date Completion Adjustment and to verify the information on which it is based.

(c)                                  If DRD (IoM) accepts the Post Effective Date Completion Adjustment shown in the notice from OML or does not object to the calculation within 10 Business Days after receiving the last of the information and documents to be provided by OML under clause 9.2(b) above, the Post Effective Date Completion Adjustment will be the amount specified in the written statement from OML given under clause 9.2(b)(i) above.

(d)                                 If DRD (IoM) objects to the Post Effective Date Completion Adjustment shown in the notice from OML, the Post Effective Date Completion Adjustment will be the amount agreed in writing by DRD (IoM) and OML or failing agreement the amount determined under the dispute resolution procedure in clause 21.

(e)                                  If the Post Effective Date Completion Adjustment Reconciliation Amount is a positive amount, the amount of the Post Effective Date Completion Adjustment Reconciliation Amount must be paid by Dome to OML within 5 Business Days after the final determination of that amount.

(f)                                    If the Post Effective Date Completion Adjustment Reconciliation Amount is a negative amount, the absolute amount of the Post Effective Date Completion Adjustment Reconciliation Amount must be paid by OML to DRD (IoM) within 5 Business Days after the final determination of that amount.

10.                                 ASSISTANCE TO BE PROVIDED BY OML POST COMPLETION

10.1                           OSL to provide assistance in respect of the preparation of accounts

(a)                                  On and from the date of this Deed, OSL must provide all reasonable assistance (including, but not limited to, access to senior management) to DRD, at DRD’s cost (determined in accordance with Schedule 10), in connection with the preparation of US GAAP compliant financial statements (in a form acceptable to the US Securities Exchange Commission) for each of MRP and OMP for the last 2 complete financial years immediately prior to Completion.

(b)                                 On and from Completion, OSL must provide all reasonable assistance (including, but not limited to, access to senior management) to DRD, at DRD’s cost (determined in accordance with Schedule 10) , in connection with the preparation of financial statements for the Companies in respect of the period before Completion.

10.2                           OSL to provide assistance in respect of the preparation of tax returns for period prior to Effective Date

(a)                                  Subject to clause 10.2(b) below, on and from Completion, OML must provide all reasonable assistance (including, but not limited to, access to senior management) to DRD, at DRD’s cost (determined in accordance with Schedule 10), in connection with the preparation of all Tax returns required by law to be lodged or filed by each Company that relate to the period before Completion.

(b)                                 If the 2002 Tax return of a Company has not been lodged, or the 2001 Tax return of a Company has not been re-lodged, prior to Completion, then on and from Completion, OML must provide all reasonable assistance (including, but not limited to, access to senior management) to DRD, at OML’s cost, in connection with:

(i)                                     in relation to the 2001 Tax return, the preparation and re-lodgement of the 2001 Tax return for each Company; and

(ii)                                  in relation to the 2002 Tax return, the preparation and lodgement of the 2002 Tax return for each Company.

(c)                                  If the 2002 Tax return of a Company has not been lodged, or the 2001 Tax return of a Company has not been re-lodged, prior to Completion, then Dome must consult with OML prior to lodging, or re-lodging, such Tax returns.

11.                                 OML’S REPRESENTATIONS AND WARRANTIES

11.1                           Representations and Warranties

In consideration of Dome and DRD (IoM) agreeing to the Amalgamation and the transactions contemplated by this Deed, OML represents and warrants to Dome and DRD (IoM) that each of the statements in Schedule 4 (each of which operates separately and is in no way limited or restricted by inference from the terms of any other statement) is complete and correct in all material respects.

11.2                           Reliance

OML acknowledges that Dome and DRD (IoM) have executed this Deed and the Loan Assignment Agreement and agreed in writing to take part in the transactions that this Deed and the Loan Assignment Agreement contemplates in reliance on the Warranties.

11.3                           Qualifications

(a)                                  The Warranties are subject to any exceptions in Schedule 5.

(b)                                 Except to the extent of the representations and warranties contained in this Deed, including (without limitation) the Warranties, OML makes no representations or warranties concerning:

(i)                                     any information provided to Dome or DRD (IoM) by a third party unless the same information is provided to Dome or DRD (IoM) by or on behalf of OML; or

(ii)                                  any information in the Data Room.

11.4                           Repetition of Warranties

The Warranties are taken to be repeated on the Completion Date.

11.5                           Time Limits on Warranties

(a)                                  OML is liable for breach of the Warranties (other than those relating to Tax) or of any other provision of this Deed and under the indemnity in clause 12 (other than the indemnity relating to Tax in clause 20) only if Dome notifies OML of the breach within 18 months of the Completion Date.

(b)                                 OML is liable for breach of the Warranties relating to Tax and under the Tax indemnity in clause 20:

(i)                                     in respect of the 2001 Tax return of a Company, only if Dome notifies OML of the breach within 3 years of the date of issue of the first notice of assessment or reassessment by the Internal Revenue Commission of Papua New Guinea for the 2001 Tax year of that Company issued after 23 September 2003;

(ii)                                  in respect of the 2002 Tax return of a Company, only if Dome notifies OML of the breach within 3 years of the date of issue of the first notice of assessment by the Internal Revenue Commission of Papua New Guinea for the 2002 Tax year of that Company issued after 23 September 2003; and

(iii)                               in respect of all other Tax warranties (including warranties relating to each of the Companies’ Tax returns prior to the 2001 Tax return), only if Dome notifies OML of the breach within 3 years of the date of this Deed.

11.6                           Minimum Claim Amount

(a)                                  OML is liable for a claim for breach of Warranty or under the indemnity in clause 12 (other than a breach of Warranty in respect of paragraph 45 of Schedule 4) only if the total of:

(i)                                     the amount claimed in respect of the breach; and

(ii)                                  the amount of all other claims for breach of warranty which have not been dismissed by final judgment of a competent court,

exceeds $500,000.

(b)                                 Once the total of claims for breach of Warranty (other than for a breach of Warranty in respect of paragraph 45 of Schedule 4) exceeds $500,000, OML is liable for the total amount, and not only the amount in excess of $500,000.

(c)                                  In respect of a claim for breach of the Warranty set out in paragraph 45 of Schedule 4, OML is liable for breach of that Warranty (or under the indemnity in clause 12) only if the total of:

(i)                                     the amount claimed in respect of the breach; and

(ii)                                  the amount of all other claims for breach of warranty which have not been dismissed by final judgment of a competent court,

exceeds $2,700,000 (in which case OML is only liable for the excess of the claim over and above $2,700,000).

11.7                           Meaning of Breach

Any reference in this Deed to a breach of a Warranty includes the Warranty not being complete or correct.

11.8                           Knowledge of Dome and DRD (IoM)

(a)                                  Subject to clause 11.8(b) below, the Warranties are further qualified by, and neither Dome nor DRD (IoM) may claim in relation to:

(i)                                     any consequence of any law or regulation, or of any administrative practice of a Government Agency taking effect after Completion, in any jurisdiction affecting any Company; and

(ii)                                  anything which Dome, DRD (IoM) or any related corporation of Dome or DRD (IoM) or any of Mark Wellesley-Wood, Ian Murray, Anton Lubbe or Richard Johnson of DRD, Richard Phillips, Campbell Johnson or Peter Watson from Macquarie Bank Limited, Robert Franklyn or Russell Philip from Freehills, Steven O’Brien of O’Briens Lawyers or Michael Honiball of KPMG actually knows after undertaking reasonable enquiries provided that those persons will not be held to know or to have ought to have known:

(A)                              relevant information held by other persons within their respective firms or companies which has been obtained other than as a consequence of the engagement to advise DRD in relation to the Amalgamation; and

(B)                                information which has not been made available due to restrictions on access to information or on the ability to seek information in relation to the Porgera Joint Venture or the Companies (whether or not those restrictions have been imposed by OML, OSL, under the Porgera Joint Venture or otherwise).

(b)                                 The Warranties in paragraphs 23 and 45 of Schedule 4 are not subject to the limitation on claims for breach of Warranty imposed on Dome and DRD (IoM) in clause 11.8(a) above.

(c)                                  In so far as the Warranties in paragraphs 67-71 of Schedule 4 relate to valued added tax or any similar Tax, those Warranties are not subject to the limitation on claims for breach of Warranty imposed on Dome and DRD (IoM) in clause 11.8(a) above.

(d)                                 The information provided by or on behalf of OML to Freehills on 23 September 2003 is to be disregarded in ascertaining the state of knowledge of Dome and DRD (IoM).

11.9                           No Further Warranties

(a)                                  Except to the extent of the representations and warranties contained in this Deed and the Loan Assignment Agreement, including (without limitation) the Warranties, neither OML nor any related corporation of OML makes any express or implied representation or warranty.

(b)                                 OML nor any related corporation of OML makes any express or implied representation or warranty as to future matters, including future or forecast costs, revenues or profits.

(c)                                  To the maximum extent permitted by law, all conditions, warranties, representations and undertakings (express, implied, written, oral, collateral, statutory or otherwise) except those contained in this Deed are excluded.

11.10                     Dome and DRD (IoM) Acknowledgments

Dome and DRD (IoM) each acknowledge, represent and warrant that:

(a)                                  it has had advice in relation to the Amalgamation and to the terms of the transactions contemplated by this Deed and the documents to be executed pursuant to it; and

(b)                                 it and its representatives have had an opportunity to make and conduct, and have made and conducted, limited inquiries and due diligence investigations and evaluations of each Company, its assets and affairs.

11.11                     Claims by Dome and DRD (IoM)

Except as otherwise provided in this agreement, only Dome and DRD (IoM) can make a claim for anything under this Deed including (without limitation) a claim for a breach of a Warranty or under an indemnity in this Deed, and then only strictly in accordance with this Deed.

11.12                     Mitigation

Dome and DRD (IoM) must take all reasonable action to mitigate any loss suffered by Dome and/or DRD (IoM) for which a claim could be made. Nothing in this Deed restricts or limits Dome’s or DRD (IoM)’s general obligation at law to mitigate any loss or damage.

12.                                 INDEMNITY FOR BREACH BY OML

12.1                           Indemnity

Subject to clauses 11.5 and 11.6, OML must indemnify Dome and DRD (IoM), and each of the Companies (each an “Indemnified Person”) against and hold them harmless from:

(a)                                  all liabilities, losses, damages, costs or expenses directly or indirectly incurred or suffered by the Indemnified Person; and

(b)                                 all actions, proceedings, claims or demands made against an Indemnified Person,

as a result of the breach of any of the Warranties whether that breach arises before or after the Completion Date.

12.2                           Application of Indemnity

Without limiting clause 12.1, the indemnity in clause 12.1 applies to:

(a)                                  any loss incurred by Dome and/or DRD (IoM) by reason of the Shares or the Loan being worth less than they would have been if the breach had not occurred;

(b)                                 any Taxes which may be incurred by an Indemnified Person relating to performance by OML under this clause 12; and

(c)                                  (i)                                     penalties incurred under any Tax law as a result of the Companies or Dome or DRD (IoM) relying on a Warranty;

(ii)                                  costs and expenses incurred in appealing, compromising or disputing liability for any Tax at the request of OML.

13.                                 OSL REPRESENTATIONS AND WARRANTIES

13.1                           OSL Representations and Warranties

(a)                                  OSL represents and warrants to each of Dome and DRD (IoM) that:

(i)                                     (status) OSL is a company limited by shares under the Companies Act;

(ii)                                  (power) OSL has full legal capacity and power:

(A)                              to own its property and assets and to carry on its business; and

(B)                                subject to satisfaction of the Conditions Precedent, to enter into this Deed and to carry out the transactions that this Deed contemplates;

(iii)                               (corporate authority) subject to satisfaction of the Conditions Precedent, all corporate action has been taken that is necessary or desirable to authorise OSL’s entry into this Deed and OSL’s carrying out of the transactions that this Deed contemplates;

(iv)                              (Authorisation) subject to satisfaction of the Conditions Precedent, OSL holds each Authorisation that is necessary or desirable to:

(A)                              execute this Deed and to carry out the transactions that this Deed contemplates;

(B)                                ensure that this Deed is legal, valid, binding and admissible in evidence; and

(C)                                enable OSL to properly carry on its business,

and OSL is complying with any conditions to which any of these Authorisations is subject;

(v)                                 (Deed effective) subject to satisfaction of the Conditions Precedent, this Deed constitutes OSL’s legal, valid and binding obligations, enforceable against OSL in accordance with the terms of this Deed (except to the extent limited by equitable principles and laws affecting creditors’ rights generally) subject to any necessary stamping or registration;

(vi)                              (no contravention) subject to satisfaction of the Conditions Precedent, neither OSL’s execution of this Deed nor the carrying out by OSL of the transactions that this Deed contemplates, does or will:

(A)                              contravene any law to which OSL or any of OSL’s property is subject or any order of any Government Agency that is binding on OSL or any of OSL’s property;

(B)                                contravene any Authorisation;

(C)                                contravene any undertaking or instrument binding on OSL or any of OSL’s property; or

(D)                               contravene OSL’s constitution.

(b)                                 The representations and warranties in this clause 13.1 are taken to be repeated on the Completion Date.

(c)                                  OSL acknowledges that each of Dome and DRD (IoM) have executed this Deed and agreed to take part in the transactions that this Deed contemplates in reliance on the representations and warranties that are made or repeated in this clause.

14.                                 RELEASE OF ENCUMBRANCES

14.1                           OML to procure releases

OML must use its best endeavours to ensure the unconditional release of the Companies and the Assets from any Encumbrance provided in relation to and for the benefit of OML, or any related corporation of OML, their businesses or their obligations, effective from Completion.

14.2                           Indemnity by OML

If OML is unable to ensure the unconditional release under clause 14.1, OML must pay to Dome an amount equal to any claim, action, damage, loss, liability, cost, charge, expense, outgoing, or payment which the Companies may pay, suffer, incur or be liable for in relation to any Encumbrance referred to in clause 14.1.

15.                                 DOME’S, DRD (IoM)’S AND DRD’S REPRESENTATIONS AND WARRANTIES

15.1                           Dome’s Representations and Warranties

(a)                                  Dome represents and warrants to OML that:

(i)                                     (status) Dome is a company limited by shares under the Companies Act;

(ii)                                  (power) Dome has full legal capacity and power:

(A)                              to own its property and assets and to carry on its business; and

(B)                                subject to satisfaction of the Conditions Precedent, to enter into this Deed and to carry out the transactions that this Deed contemplates;

(iii)                               (corporate authority) subject to satisfaction of the Conditions Precedent, all corporate action has been taken that is necessary or desirable to authorise Dome’s entry into this Deed and Dome’s carrying out of the transactions that this Deed contemplates;

(iv)                              (Authorisation) subject to satisfaction of the Conditions Precedent, Dome holds each Authorisation that is necessary or desirable to:

(A)                              execute this Deed and to carry out the transactions that this Deed contemplates;

(B)                                ensure that this Deed is legal, valid, binding and admissible in evidence; and

(C)                                enable Dome to properly carry on its business,

and Dome is complying with any conditions to which any of these Authorisations is subject;

(v)                                 (Deed effective) subject to satisfaction of the Conditions Precedent, this Deed constitutes its legal, valid and binding obligations, enforceable against Dome in accordance with the terms of this Deed (except to the extent limited by equitable principles and laws affecting creditors’ rights generally) subject to any necessary stamping or registration;

(vi)                              (no contravention) subject to satisfaction of the Conditions Precedent, neither Dome’s execution of this Deed nor the carrying out by Dome of the transactions that this Deed contemplates, does or will:

(A)                              contravene any law to which Dome or any of Dome’s property is subject or any order of any Government Agency that is binding on Dome or any of Dome’s property;

(B)                                contravene any Authorisation;

(C)                                contravene any undertaking or instrument binding on Dome or any of Dome’s property; or

(D)                               contravene Dome’s constitution.

(b)                                 The representations and warranties in this clause 15.1 are taken to be repeated on the Completion Date.

(c)                                  Dome acknowledges that OML has executed this Deed and agreed to take part in the transactions that this Deed contemplates in reliance on the representations and warranties that are made or repeated in this clause.

15.2                           DRD (IoM)’s Representations and Warranties

(a)                                  DRD (IoM) represents and warrants to OML that:

(i)                                     (status) DRD (IoM) is a company limited by shares under the laws of the Isle of Man;

(ii)                                  (power) DRD (IoM) has full legal capacity and power:

(A)                              to own its property and assets and to carry on its business; and

(B)                                subject to satisfaction of the Conditions Precedent, to enter into this Deed and to carry out the transactions that this Deed contemplates;

(iii)                               (corporate authority) subject to satisfaction of the Conditions Precedent, all corporate action has been taken that is necessary or desirable to authorise DRD (IoM)’s entry into this Deed and DRD (IoM)’s carrying out of the transactions that this Deed contemplates;

(iv)                              (Authorisation) subject to satisfaction of the Conditions Precedent, DRD (IoM) holds each Authorisation that is necessary or desirable to:

(A)                              execute this Deed and to carry out the transactions that this Deed contemplates;

(B)                                ensure that this Deed is legal, valid, binding and admissible in evidence; and

(C)                                enable DRD (IoM) to properly carry on its business,

and DRD (IoM) is complying with any conditions to which any of these Authorisations is subject;

(v)                                 (Deed effective) subject to satisfaction of the Conditions Precedent, this Deed constitutes DRD (IoM)’s legal, valid and binding obligations, enforceable against DRD (IoM) in accordance with the terms of this Deed (except to the extent limited by equitable principles and laws affecting creditors’ rights generally) subject to any necessary stamping or registration;

(vi)                              (no contravention) subject to satisfaction of the Conditions Precedent, neither DRD (IoM)’s execution of this Deed nor the carrying out by DRD (IoM) of the transactions that this Deed contemplates, does or will:

(A)                              contravene any law to which DRD (IoM) or any of DRD (IoM)’s property is subject or any order of any Government Agency that is binding on DRD (IoM) or any of DRD (IoM)’s property;

(B)                                contravene any Authorisation;

(C)                                contravene any undertaking or instrument binding on DRD (IoM) or any of DRD (IoM)’s property; or

(D)                               contravene DRD (IoM)’s constitution.

(b)                                 The representations and warranties in this clause 15.2 are taken to be repeated on the Completion Date.

(c)                                  DRD (IoM) acknowledges that OML has executed this Deed and agreed to take part in the transactions that this Deed contemplates in reliance on the representations and warranties that are made or repeated in this clause.

15.3                           DRD’s Representations and Warranties

(a)                                  DRD represents and warrants to OML that:

(i)                                     (status) DRD is a public company with limited liability under the South African Companies Act, 61 of 1973;

(ii)                                  (power) DRD has full legal capacity and power:

(A)                              to own its property and assets and to carry on its business; and

(B)                                subject to satisfaction of the Conditions Precedent, to enter into this Deed and to carry out the transactions that this Deed contemplates;

(iii)                               (corporate authority) subject to satisfaction of the Conditions Precedent, all corporate action has been taken that is necessary or desirable to authorise DRD’s entry into this Deed and DRD’s carrying out of the transactions that this Deed contemplates;

(iv)                              (Authorisation) subject to satisfaction of the Conditions Precedent, DRD holds each Authorisation that is necessary or desirable to:

(A)                              execute this Deed and to carry out the transactions that this Deed contemplates;

(B)                                ensure that this Deed is legal, valid, binding and admissible in evidence; and

(C)                                enable DRD to properly carry on DRD’s business,

and DRD is complying with any conditions to which any of these Authorisations is subject;

(v)                                 (Deed effective) subject to satisfaction of the Conditions Precedent, this Deed constitutes its legal, valid and binding obligations, enforceable against DRD in accordance with the terms of this Deed (except to the extent limited by equitable principles and laws affecting creditors’ rights generally) subject to any necessary stamping or registration;

(vi)                              (no contravention) subject to satisfaction of the Conditions Precedent, neither DRD’s execution of this Deed nor the carrying out by DRD of the transactions that this Deed contemplates, does or will:

(A)                              contravene any law to which DRD or any of its property is subject or any order of any Government Agency that is binding on DRD or any of DRD’s property;

(B)                                contravene any Authorisation;

(C)                                contravene any undertaking or instrument binding on DRD or any of DRD’s property; or

(D)                               contravene DRD’s memorandum or articles of association,

(vii)                           (power to issue DRD Shares) subject to satisfaction of the Conditions Precedent, DRD will have the approval of the South African Reserve Bank to the issue of the Scrip Completion Component (if applicable) to OML in accordance with the terms of this Deed.

(b)                                 The representations and warranties in this clause 15.3 are taken to be repeated on the Completion Date.

(c)                                  DRD acknowledges that OML has executed this Deed and agreed to take part in the transactions that this Deed contemplates in reliance on the representations and warranties that are made or repeated in this clause.

16.                                 OSL GUARANTEE AND INDEMNITY

16.1                           OSL Guarantee

OSL unconditionally and irrevocably guarantees to Dome and DRD (IoM):

(a)                                  the payment of the OSL Guaranteed Moneys; and

(b)                                 the performance of OML’s obligations under this Deed.

16.2                           Payment

If the OSL Guaranteed Moneys are not paid when due, OSL must immediately on demand from Dome and/or DRD (IoM) pay to Dome and/or DRD (IoM) the OSL Guaranteed Moneys in the same manner and currency as the OSL Guaranteed Moneys are required to be paid.

16.3                           Performance

If OML fails to perform its obligations under this Deed when they are due, OSL must immediately on demand from Dome and/or DRD (IoM) cause OML to perform its obligations under this Deed.

16.4                           Indemnity

(a)                                  If any of the OSL Guaranteed Moneys (or amounts which would have been OSL Guaranteed Moneys had they not been irrecoverable) are:

(i)                                     irrecoverable from OML; and

(ii)                                  not recoverable by Dome or DRD (IoM) from OSL on the basis of a guarantee,

OSL as a separate and principal obligation:

(iii)                               indemnifies Dome and DRD (IoM) against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Dome and/or DRD (IoM) in relation to the non-payment of those amounts; and

(iv)                              must pay to Dome and/or DRD (IoM) an amount equal to those amounts.

(b)                                 OSL indemnifies Dome and DRD (IoM) against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Dome and/or DRD (IoM) in relation to:

(i)                                     the failure of OML to perform its obligations under this Deed; or

(ii)                                  the failure of OSL to cause OML to perform its obligations under this Deed.

16.5                           Extent of guarantee and indemnity

(a)                                  This clause 16 applies:

(i)                                     to the present and future amount of the OSL Guaranteed Moneys and the present and future obligations of OML under this Deed; and

(ii)                                  to this Deed, as amended, supplemented, renewed or replaced.

(b)                                 The obligations of OSL under this clause 16 extend to any increase in the OSL Guaranteed Moneys and any change in the obligations of OML as a result of:

(i)                                     any amendment, supplement, renewal or replacement of this Deed and any agreement or document contemplated by this Deed; or

(ii)                                  the occurrence of any other thing.

(c)                                  This clause 16 is not affected nor are the obligations of OSL under this Deed released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)                                 This clause 16.5 applies:

(i)                                     regardless of whether OSL is aware of or has consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which OML, Dome and/or DRD (IoM) are a party or the occurrence of any other thing; and

(ii)                                  irrespective of any rule of law or equity to the contrary.

16.6                           Avoidance of payments

(a)                                  If any payment, conveyance, transfer or other transaction relating to or affecting the OSL Guaranteed Moneys or any obligation of OML under this Deed is:

(i)                                     void, voidable or unenforceable in whole or in part; or

(ii)                                  is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of OSL under this clause 16 and any Power is the same as if:

(iii)                               that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

(iv)                              any release, settlement or discharge made in reliance on any thing referred to in clause 16.6(a)(iii),

had not been made and OSL must immediately take all action and sign all documents necessary or required by Dome or DRD (IoM) to restore to Dome and DRD (IoM) the benefit of this clause 16 and any security held by Dome and/or DRD (IoM) immediately before the payment, conveyance, transfer or transaction.

(b)                                 Clause 16.6(a) applies whether or not Dome or DRD (IoM) knew, or ought to have known of, anything referred to in that clause.

16.7                           Principal and independent obligation

(a)                                  This clause 16 is:

(i)                                     a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(ii)                                  independent of and not in substitution for or affected by any other collateral security which Dome or DRD (IoM) may hold in respect of the OSL Guaranteed Moneys or the obligations of OML under this Deed or any other person.

(b)                                 This clause 16 is enforceable against OSL:

(i)                                     without first having recourse to any collateral security;

(ii)                                  whether or not Dome or DRD (IoM) has:

(A)                              made demand upon OML;

(B)                                given notice to OML or any other person in respect of any thing; or

(C)                                taken any other steps against OML or any other person; and

(iii)                               whether or not any OSL Guaranteed Moneys is due.

16.8                           No competition

(a)                                  Subject to clause 16.8(b), until the OSL Guaranteed Moneys have been fully paid, until the obligations of OML under this Deed have been fully performed and until this clause 16 has been finally discharged, OSL must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of OML.

(b)                                 If required by Dome or DRD (IoM), OSL must prove in any liquidation of OML for all amounts owed to OSL.

(c)                                  All amounts recovered by OSL from any liquidation or under any security from OML must be received and held in trust by OSL for Dome and/or DRD (IoM) to the extent of the unsatisfied liability of OSL under this clause 16.

16.9                           Continuing guarantee and indemnity

This clause 16 is a continuing obligation of OSL, despite:

(a)                                  any settlement of account; or

(b)                                 the occurrence of any other thing,

and remains in full force and effect until:

(c)                                  all the OSL Guaranteed Moneys have been paid in full;

(d)                                 the obligations of OML under this Deed have been performed; and

(e)                                  this clause 16 has been finally discharged by Dome and DRD (IoM).

17.                                 DRD GUARANTEE AND INDEMNITY

17.1                           DRD Guarantee

Subject to the approval of the South African Reserve Bank contemplated in clause 3.1(f), DRD unconditionally and irrevocably guarantees to OML:

(a)                                  the payment of the DRD Guaranteed Moneys; and

(b)                                 the performance of Dome’s and DRD (IoM’s) obligations under this Deed.

17.2                           Payment

If the DRD Guaranteed Moneys are not paid when due, DRD must immediately on demand from OML pay to OML the DRD Guaranteed Moneys in the same manner and currency as the DRD Guaranteed Moneys are required to be paid.

17.3                           Performance

If Dome or DRD (IoM) fails to perform its obligations under this Deed when they are due, DRD must immediately on demand from OML cause Dome and/or DRD (IoM) to perform its obligations under this Deed.

17.4                           Indemnity

(a)                                  If any of the DRD Guaranteed Moneys (or amounts which would have been DRD Guaranteed Moneys had they not been irrecoverable) are:

(i)                                     irrecoverable from Dome or DRD (IoM); and

(ii)                                  not recoverable by OML from DRD on the basis of a guarantee,

DRD as a separate and principal obligation:

(iii)                               indemnifies OML against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by OML in relation to the non-payment of those amounts; and

(iv)                              must pay to OML an amount equal to those amounts.

(b)                                 DRD indemnifies OML against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by OML in relation to:

(i)                                     the failure of Dome or DRD (IoM) to perform its obligations under this Deed; or

(ii)                                  the failure of DRD to cause Dome and/or DRD (IoM) to perform its obligations under this Deed.

17.5                           Extent of guarantee and indemnity

(a)                                  This clause 17 applies:

(i)                                     to the present and future amount of the DRD Guaranteed Moneys and the present and future obligations of Dome or DRD (IoM) under this Deed; and

(ii)                                  to this Deed, as amended, supplemented, renewed or replaced.

(b)                                 The obligations of DRD under this clause 17 extend to any increase in the DRD Guaranteed Moneys and any change in the obligations of Dome or DRD (IoM) as a result of:

(i)                                     any amendment, supplement, renewal or replacement of this Deed and any agreement or document contemplated by this Deed; or

(ii)                                  the occurrence of any other thing.

(c)                                  This clause 17 is not affected nor are the obligations of DRD under this Deed released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)                                 This clause 17.5 applies:

(i)                                     regardless of whether DRD is aware of or has consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which OML, Dome and/or DRD (IoM) are a party or the occurrence of any other thing; and

(ii)                                  irrespective of any rule of law or equity to the contrary.

17.6                           Avoidance of payments

(a)                                  If any payment, conveyance, transfer or other transaction relating to or affecting the DRD Guaranteed Moneys or any obligation of Dome or DRD (IoM) under this Deed is:

(i)                                     void, voidable or unenforceable in whole or in part; or

(ii)                                  is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of DRD under this clause 17 and any Power is the same as if:

(iii)                               that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

(iv)                              any release, settlement or discharge made in reliance on any thing referred to in clause 17.6(a)(iii),

had not been made and DRD must immediately take all action and sign all documents necessary or required by OML to restore to OML the benefit of this clause 17 and any security held by OML immediately before the payment, conveyance, transfer or transaction.

(b)                                 Clause 17.6(a) applies whether or not OML knew, or ought to have known of, anything referred to in that clause.

17.7                           Principal and independent obligation

(a)                                  This clause 17 is:

(i)                                     a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(ii)                                  independent of and not in substitution for or affected by any other collateral security which OML may hold in respect of the DRD Guaranteed Moneys or the obligations of Dome or DRD (IoM) under this Deed or any other person.

(b)                                 This clause 17 is enforceable against DRD:

(i)                                     without first having recourse to any collateral security;

(ii)                                  whether or not OML has:

(A)                              made demand upon Dome or DRD (IoM);

(B)                                given notice to Dome, DRD (IoM) or any other person in respect of any thing; or

(C)                                taken any other steps against Dome, DRD (IoM) or any other person; and

(iii)                               whether or not any DRD Guaranteed Moneys is due.

17.8                           No competition

(a)                                  Subject to clause 17.8(b), until the DRD Guaranteed Moneys have been fully paid, until the obligations of Dome and DRD (IoM) under this Deed have been fully performed and until this clause 17 has been finally discharged, DRD must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Dome or DRD (IoM).

(b)                                 If required by OML, DRD must prove in any liquidation of Dome and/or DRD (IoM) for all amounts owed to DRD.

(c)                                  All amounts recovered by DRD from any liquidation or under any security from Dome and/or or DRD (IoM) must be received and held in trust by DRD for OML to the extent of the unsatisfied liability of DRD under this clause 17.

17.9                           Continuing guarantee and indemnity

This clause 17 is a continuing obligation of DRD, despite:

(a)                                  any settlement of account; or

(b)                                 the occurrence of any other thing,

and remains in full force and effect until:

(c)                                  all the DRD Guaranteed Moneys have been paid in full;

(d)                                 the obligations of Dome and DRD (IoM) under this Deed have been performed; and

(e)                                  this clause 17 has been finally discharged by OML.

18.                                 PLACER INDEMNITY

18.1                           Indemnity

(a)                                  OML indemnifies and agrees to keep Dome and DRD (IoM) indemnified against any cost, expense or other payment specified in clause 18.1(b) below which Dome or any related corporation of Dome or DRD (IoM) pays or incurs, or is liable for, as a direct result of:

(i)                                     Placer obtaining a final order from any Court with jurisdiction to hear the matter; or

(ii)                                  a compromise (in the case of Dome with the prior consent of OML) of proceedings actually commenced or threatened in writing between Placer and any or all of the parties to this Deed, which order or compromise:

(iii)                               operates to prevent the Amalgamation; or

(iv)                              requires Dome or DRD (IoM) to divest any of the Shares the subject of the Amalgamation or unwind the Amalgamation; or

(v)                                 results in damages being payable by Dome or DRD (IoM),

such order or compromise arising from or relating to a failure to obtain the consent of Placer in accordance with clause 8(b) of the Placer Substitution Deed.

(b)                                 The following costs, expenses and payments incurred by Dome, DRD (IoM) or any related corporation of Dome or DRD (IoM) from 31 July 2003 (Dome Costs), are covered by the indemnity in clause 18.1(a) and no others:

(i)                                     reasonable legal costs in connection with any Proceedings or any such order;

(ii)                                  site visit costs including reasonable travel and accommodation expenses;

(iii)                               advisory and other professional fees in respect of the tender for and negotiation of the contract for and any other act or thing reasonably done in connection with the Amalgamation;

(iv)                              the amount of any damages actually payable to Placer; and

(v)                                 the amount of any costs actually payable to Placer as a result of a costs order made or compromise reached.

(c)                                  Notwithstanding any other provision of this clause 18.1 and except as specifically provided in clauses 18.1(b)(i), (ii), (iii) and (v), OML will not be liable under clause 18.1(a) for any special, indirect or consequential damage, loss, liability, cost, expense or payment or any claim or action arising in connection therewith which Dome, DRD (IoM) or any related corporation of Dome or DRD (IoM) suffers or incurs, or is liable for.

(d)                                 OML’s liability to indemnify Dome and DRD (IoM) for Dome Costs, expenses and payments under clauses 18.1(a) and 18.1(b) is limited to a maximum aggregate amount of $3.0 million. Where Dome Costs are in aggregate greater than $3.0 million and Dome or DRD (IoM) seeks to enforce its indemnity under clause 18.1(a), OML will only be liable for $3.0 million of the aggregate of Dome Costs.

(e)                                  The indemnity in clause 18.1(a) will terminate in respect of any claim or potential claim details of which are not notified to OML in writing within 12 months of the date of this Deed but shall otherwise continue in time until any claim is finally determined or compromised.

18.2                           Operation of Companies during dispute with Placer

The parties agree that if Placer commences, or threatens to commence, any Proceedings (irrespective of whether such action or event occurs before or after Completion), then the provisions of Schedule 9 will apply.

19.                                 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

19.1                           Confidentiality

Subject to clause 19.2, the parties must:

(a)                                  maintain absolute confidentiality concerning the existence and terms of this Deed; and

(b)                                 not make or authorise any public announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this Deed without the prior written approval of the other parties.

19.2                           Exceptions

A party may make such disclosures in relation to this Deed as it may think necessary:

(a)                                  to its professional advisers and financiers contingent upon those persons undertaking to keep confidential any information so disclosed; or

(b)                                 to comply with any law or the requirement of any regulatory body (including any relevant stock exchange).

20.                                 TAX INDEMNITY

20.1                           Refund indemnity

OML hereby indemnifies Dome from liabilities, losses and expenses (including reasonable legal costs on a solicitor and own client basis) arising from any dispute in relation to MRP’s entitlement to, or receipt of, any refund of Tax from the Internal Revenue Commission of Papua New Guinea, the entitlement to which arose prior to a corporate restructure in 1999.  This indemnity is not affected by any other provision in this Deed.

21.                                 DISPUTE RESOLUTION

21.1                           Scope of dispute resolution provisions

In the event of a dispute or objection in relation to the calculation of a Completion Adjustment or the Post Effective Date Completion Adjustment Reconciliation Amount, the procedure in this clause 21 is to be followed by the parties.

21.2                           Obligation to negotiate

If DRD (IoM) or Dome on the one hand and OML on the other, objects to the calculation of an amount or adjustment under this Deed, these parties will negotiate in good faith to resolve the dispute as quickly as possible.  If the dispute is resolved, the amount or adjustment determined under this clause will be the relevant amount for the purpose of this Deed.

21.3                           Referral to and decision by expert

If the dispute is not resolved under clause 21.2 within 5 Business Days after notice of the objection, the matter must be submitted for decision by an expert.  The decision of the expert of the adjustment or amount will be the relevant amount for the purpose of this deed and is final and binding on the parties.

21.4                           Appointment of expert

If a dispute arises for resolution by an expert then:

(a)                                  the parties will endeavour to jointly appoint a practising Australian chartered accountant with experience with mining companies and of not less than 10 years standing to resolve the matter in dispute; and

(b)                                 if the parties cannot agree on the identity of the expert within 5 Business Days of being required to do so, either party may request the then president for the time being of the Institute of Chartered Accountants in Australia to appoint such person.

21.5                           Provision of information

The parties may make submissions and must provide all information requested by the expert within 2 Business Days of such request.

21.6                           Timing

The parties agree to request the expert to make the decision as soon as reasonably practicable and in any event not later than 10 Business Days after the matter is referred to the expert for determination.

21.7                           Expert not Arbitrator

The expert will act as an expert and not as an arbitrator.

21.8                           Costs

The costs of the expert will be borne equally by DRD (IoM) and OML.

22.                                 MINERAL RESOURCES ENGA

22.1                           Mineral Resources Enga Limited

Subject to Completion occurring, DRD (IoM) will procure that the Amalgamated Company offers a 5% direct interest in the Porgera Joint Venture to Mineral Resources Enga Limited, on reasonable commercial terms referable to DRD (IoM)’s acquisition cost of that interest, recognising reasonable transaction costs of the acquisition and on-sale of the 5% direct interest referred to above.

23.                                 NOTICES

23.1                           How to Give a Notice

A notice, consent or other communication under this Deed is only effective if it is:

(a)                                  in writing, signed by or on behalf of the person giving it;

(b)                                 addressed to the person to whom it is to be given; and

(c)                                  either:

(i)                                     delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)                                  sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.

23.2                           When a Notice is Given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)                                  if it is delivered or sent by fax:

(i)                                     by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

(ii)                                  after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

(b)                                 if it is sent by mail:

(i)                                     within Australia - 3 Business Days after posting; or

(ii)                                  to or from a place outside Australia - 7 Business Days after posting.

23.3                           Address for Notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

OML:	Orogen Minerals Limited
Address:	Level 27, Angel Place
123 Pitt Street
Sydney, NSW, 2000
Fax number:	(61) 2 8207 8500
Attention:	General Counsel/ Group Secretary

OMP:	Orogen Minerals (Porgera) Limited
Address:	Level 27, Angel Place
123 Pitt Street
Sydney NSW, 2000

Fax number:	(61) 2 8207 8500
Attention:	General Counsel/Group Secretary

MRP:	Mineral Resources Porgera Limited
Address:	Level 27, Angel Place
123 Pitt Street
Sydney NSW, 2000
Fax number:	(61) 2 8207 8500
Attention:	General Counsel/Group Secretary

OSL:	Oil Search Limited
Address:	Level 27, Angel Place
123 Pitt Street
Sydney NSW, 2000
Fax number:	(61) 2 8207 8500
Attention:	General Counsel/Group Secretary

Dome:	Dome Resources (PNG) Limited and after Completion, the Amalgamated Company
Address:	45 Empire Road,
Parktown, Johannesburg,
Republic of South Africa
Fax number:	(27) 11 482 1022
Attention:	Anton Lubbe / Niel Pretorius

DRD (IoM):	DRD (Isle of Man) Limited
Address:	45 Empire Road,
Parktown, Johannesburg,
Republic of South Africa
Fax number:	(27) 11 482 1022
Attention:	Anton Lubbe / Niel Pretorius

DRD:	Durban Roodepoort Deep, Limited
Address:	45 Empire Road,
Parktown, Johannesburg,
Republic of South Africa
Fax number:	(27) 11 482 1022
Attention:	Anton Lubbe / Niel Pretorius

24.                                 AMENDMENT AND ASSIGNMENT

24.1                           Amendment

This Deed can only be amended, supplemented, replaced or novated by another deed signed by the parties.

24.2                           Assignment

A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this Deed before Completion with the consent of each of the other parties.

25.                                 GENERAL

25.1                           Governing Law

(a)                                  This Deed is governed by the law in force in New South Wales, Australia.

(b)                                 Each party submits to the exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with this Deed, and waives any right it might have to claim that those courts are an inconvenient forum.

25.2                           Liability for Expenses

Subject to clause 25.3, each party must pay its own expenses incurred in negotiating, executing and registering this Deed.

25.3                           Stamp Duty

(a)                                  Dome  is responsible for and must pay any Stamp Duty in respect of the execution, delivery and performance of this Deed and any agreement or document entered into or signed under this Deed (other than Stamp Duty payable by OML under the Loan Assignment Agreement) up to the Agreed Maximum Duty.

(b)                                 OML is responsible for and must pay any Stamp Duty in respect of the execution, delivery and performance of this Deed and any agreement or document entered into or signed under this Deed to the extent it exceeds the Agreed Maximum Duty.

(c)                                  If Stamp Duty in respect of the execution, delivery and performance of this Deed  or any agreement or document entered into or signed under this Deed (other than Stamp Duty payable by OML under the Loan Assignment Agreement), becomes payable by Dome before Completion, the duty may be deducted from the Deposit in accordance with clause 4.6(c)(ii).

(d)                                 To the extent that the amount paid by Dome as Stamp Duty (irrespective of the amount finally determined as Stamp Duty in respect of the execution, delivery and performance of this Deed and any agreement or document entered into or signed under this Deed

(other than Stamp Duty payable by OML under the Loan Assignment Agreement)) is less than the Agreed Maximum Duty, Dome will pay the difference to OML:

(i)                                     if duty has been paid before Completion, at Completion; and

(ii)                                  if duty is paid after Completion, 2 Business Days after the date of payment of the last of the Stamp Duty payable by Dome in relation to the transactions contemplated by this Deed.

25.4                           Giving effect to this Deed

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other parties may reasonably require to give full effect to this Deed or the transactions contemplated by this Deed.

25.5                           Entitlement of Dome, OMP and MRP

Any entitlement of Dome, OMP or MRP respectively for a remedy against any person under this Deed shall not be affected by the Amalgamation and the representations, warranties and undertakings given to Dome enure for the benefit of the Amalgamated Company.

25.6                           Waiver of Rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)                                  no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)                                 a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again;

(c)                                  the exercise of a right does not prevent any further exercise of that right or of any other right; and

(d)                                 no provision of this Deed is in any way modified by reason of any investigations made or information acquired by Dome or DRD (IoM).

25.7                           Operation of this Deed

(a)                                  This Deed and the Loan Assignment Agreement contains the entire agreement between the parties about its subject matter (other than in relation to Stamp Duty).  Any previous understanding, agreement, representation or warranty relating to that subject matter (other than in relation to Stamp Duty) is replaced by this Deed and the Loan Assignment Agreement, and has no further effect.

(b)                                 Any right that a person may have under this Deed is in addition to, and does not replace or limit, any other right that the person may have.

(c)                                  Any provision of this Deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Deed enforceable, unless this would materially change the intended effect of this Deed.

25.8                           Operation of Indemnities

(a)                                  Each warranty and indemnity in this Deed survives the expiry or termination of this Deed.

(b)                                 A party may recover a payment under an indemnity in this Deed before it makes the payment.

25.9                           Consents

Where this Deed contemplates that a party may waive, agree or consent to something (however it is described), the party may:

(a)                                  waive, agree or consent, or not waive, agree or consent, in its absolute discretion; and

(b)                                 waive, agree or consent subject to conditions,

unless this Deed expressly contemplates otherwise.

25.10                     No Merger

(a)                                  No provision of this Deed (including, but not limited to, the Warranties) merges on Completion.

(b)                                 The Warranties survive Completion of this Deed.

25.11                     Exclusion of Contrary Legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this Deed is excluded to the full extent permitted by law.

25.12                     Inconsistency with Other Documents

If this Deed is inconsistent with any other document or agreement between the parties, this Deed prevails to the extent of the inconsistency.

25.13                     Counterparts

This Deed may be executed in counterparts.

25.14                     Attorneys

Each person who executes this Deed on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

SCHEDULE 1

DETAILS OF THE SHARES AND THE LOAN

Mineral Resources Porgera Limited

Shareholder	Capacity(acting as trustee/in own right	Address of Shareholder	No. and Class of Shares Held

OML	In own right	Level 5, MMI Pacific Insurance Building, Champion Parade, Capital District, Port Moresby	19,227 ordinary shares

Orogen Minerals (Porgera) Limited

Shareholder	Capacity(acting as trustee/in own right	Address of Shareholder	No. and Class of Shares Held

OML	In own right	Level 5, MMI Pacific Insurance Building, Champion Parade, Capital District, Port Moresby	27,909,093 ordinary shares

The Loan

Lender	Capacity(acting as trustee/in own right	Address	Secured / Unsecured

OML	In own right	Level 5, MMI Pacific Insurance Building, Champion Parade, Capital District, Port Moresby	Unsecured.

Schedule 2

Item	Abbrev	Definition	Description	Calculation Methodology
BASE INFORMATION
1	BC	Base Consideration

The estimated total consideration paid for the fact that the Shares in the Companies will not convert into shares in the Amalgamated Company and the assignment of the Loan Balance (prior to adjustments).

$73.810 million
2	BSC	Base Scrip Consideration	The amount of consideration payable in the form of DRD Shares included in the Base Consideration prior to any adjustments for the payment of cash in lieu of DRD Shares.	$21.138 million
3	ILB	Initial Loan Balance	The net amount of loans owed by MRP and OMP to OML (or its related bodies corporate) as at the Effective Date.	$18,165,739
4	D	Deposit	Deposit.	$5 million

Notes:

1	.Stamp Duty is payable by DRD (IoM) when the assessment is payable.

2.

Subject to note 3 below, if the Post Effective Date Completion Adjustment exceeds the Initial Loan Balance, the excess will be paid into the Revenues Bank Account in the name of OMP in dollars and the Post Effective Date Completion Adjustment will be deemed to be equal to the Initial Loan Balance for the purposes of calculating Post Effective Date Completion Adjustment Reconciliation Amount.

3.	If both OML and DRD (IoM) agree, an agreed amount may be paid as a dividend (net of withholding tax).

AGGREGATE COMPLETION VALUE PAYABLE AT COMPLETION
5	CV	Completion Value	The value of the consideration payable at Completion.	CV = BC – EPEDCA – SAA
6	EPEDCA	Estimated Post Effective Date Completion Adjustment	An estimate of the Post Effective Date Completion Adjustment.	EPEDCA = Estimate of PEDCA as agreed by OML and DRD within 5 Business Days prior to Completion, and failing agreement: $2m x no of months or part thereof between the Effective Date and Completion
7	SAA	Scrip Adjustment Amount	The adjustment to the Cancellation Compensation and the Completion Value due to the payment of part of the Scrip Cancellation Amount in cash rather than DRD Shares.	SAA = (ACPFS ÷ 0.9) – ACPFS
8	ACPFS	Additional Cash Payment for Scrip	The amount of additional cash which DRD elects to pay in cash in lieu of any or all of the BSC.	An amount to be determined by DRD up to a maximum of BSC x 0.9 (ie. US$19.0242 million)

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Item	Abbrev	Definition	Description	Calculation Methodology
CASH PAYABLE AT COMPLETION
9	CCC	Completion Cash Component	The cash amount payable to OML at Completion for the fact that the shares in OMP and MRP will not convert into shares in the Amalgamated Company and for the assignment of the Loan Balance.	CCC = CV – SCA
SCRIP TO BE ISSUED AT COMPLETION
10	SCC	Scrip Completion Component	The number of whole DRD Shares to be issued to OML to satisfy the Scrip Cancellation Amount.	SCC = SCA ÷ IP (disregarding any fraction of a share)
11	SCA	Scrip Cancellation Amount	The value of the scrip component of the Cancellation Compensation.	Value of the SCA = BSC – (ACPFS + SAA)
12	BSC	Base Scrip Consideration	The amount of consideration payable in the form of DRD Shares included in the Base Consideration prior to any adjustments for the payment of cash in lieu of DRD Shares.	US$21.138 million
13	ACPFS	Additional Cash Payment for Scrip	The amount of additional cash which DRD elects to pay in cash in lieu of any or all of the BSC.	An amount to be determined by DRD up to a maximum of BSC x 0.9 (ie. US$19.0242 million)
14	SAA	Scrip Adjustment Amount	The adjustment to the Cancellation Compensation and the Completion Value due to the payment of part of the Scrip Cancellation Amount in cash rather than DRD Shares.	SAA = (ACPFS ÷ 0.9) – ACPFS
15	IP	Issue Price	The issue price used to calculate the Scrip Completion Component.	IP = the greater of US$1.65 per DRD Share and an amount equal to a 10% discount to VWAP (rounded up to the nearest cent)
16	VWAP	Volume Weighted Average Price	The volume weighted average price used as a base from which to determine the Issue Price.

The volume weighted average sale price of DRD’s American Depositary Receipts on NASDAQ over either a 30 full trading day period prior to Completion or a 3 full trading day period, both periods ending 1 Business Day prior to Completion (whichever is the lower)

OPTIONAL ADJUSTMENTS
17	PDACV	Post Dividend Adjustment Completion Value	The adjusted amount payable to OML at Completion in the event that any amount is to be satisfied by the payment of a dividend by OMP or MRP.	PDACV = CV (before any adjustment for the dividend) – WT Ie. PDACV = BC – EPEDCA – SAA – WT
18	PDACCC	Post Dividend Adjustment Cash Completion Component	The adjusted amount payable at Completion in the event that any amount has been received by OML prior to Completion and is attributable to a dividend paid to OML.	PDACCC = PDACV – SCA – PAD
19	AD	Agreed Dividend	The amount of the dividend agreed by DRD (IoM) and OML	AD = amount agreed (inclusive of withholding tax)

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Item	Abbrev	Definition	Description	Calculation Methodology
inclusive of any applicable withholding tax or any other deduction applicable to the deemed dividend.
20	PAD	Paid Agreed Dividend

The amount of the dividend agreed by DRD (IoM) and OML inclusive of any applicable withholding tax or any other deduction applicable to the deemed dividend, where the amount of the dividend (net of withholding tax) has been received by OML before Completion.

PAD = any AD which is paid before Completion
21	WT	Withholding Tax	If OML and DRD (IoM) consent to the payment of a dividend, the amount of withholding tax payable on the dividend.	WT payable in relation to the Agreed Dividend
POST EFFECTIVE DATE RECONCILIATION
22	PEDCARA	Post Effective Date Completion Adjustment Reconciliation Amount

The reconciliation made following Completion and after agreement of the actual Post Effective Date Completion Adjustment to adjust for any difference between the Post Effective Date Completion Adjustment and the Estimated Post Effective Date Completion Adjustment.

PEDCARA = EPEDCA – PEDCA
23	PEDCA	Post Effective Date Completion Adjustment	The actual adjustment to reflect the net funds paid out of MRP and OMP to or at the direction of OML between the Effective Date and Completion.	PEDCA = R – (ACC + OE) provided that if the PEDCA exceeds ILB, it will be deemed to be ILB for the purposes of calculating PEDCARA.
24	R	Revenue

The revenues received by or on behalf of the Companies whether from the proceeds of gold and silver sales or otherwise determined for the purpose of calculating the Post Effective Date Completion Adjustment.

R = cash amounts received by the Companies or by OML on behalf of the Companies from 1 July 2003 to the Completion Date (both inclusive).
25	ACC	Cash Calls	The aggregate of all Cash Calls made by or on behalf of the Companies for the purposes of determining the Post Effective Date Completion Adjustment.

ACC =                      means the aggregate of cash calls made to the Companies by the operator of the Porgera Joint Venture and paid by the Companies from 1 July 2003 to the Completion Date, both inclusive, but will not include any amount for cash calls made by the operator of the Porgera Joint Venture prior to 1 July 2003 (but paid on or after that date) that were not provided for as a liability in the Half-Yearly Accounts of the Company or Companies as at 30 June 2003.

26	OE	Other Expenses	The other expenses to be taken into account in calculating the Post Effective Date Completion Adjustment.

OE =                                means the aggregate of all other expenses (which are obligations of the Companies) relating directly to the Porgera Joint Venture interests of the Companies and paid by the Companies from 1 July 2003 to the Completion Date, both inclusive, but will not include any items or expenses incurred prior to 1 July 2003 (but paid on or after that date) which amount was not provided for as a liability or

3

Item	Abbrev	Definition	Description	Calculation Methodology

provision in the Half-Yearly Accounts of the Company or Companies as at 30 June 2003.  Other expenses shall include, but not be limited to, mining levy payments, metals handling fees and income tax. For the avoidance of doubt, OE shall not include any expenses or other items charged by or payable to OSL or any of its related entities (including, but not limited to, management fees and interest charges).

STAMP DUTY TOP UP
27	SD	Stamp Duty	The duty assessed by Internal Revenue Commission of PNG, subject to the outcome of any objection and or appeal.	SD =amount of stamp duty assessed on the Amalgamation and the assignment of the Loan (other than duty payable by OML under the Loan Assignment Agreement).
28	SDTU	Stamp Duty Top Up	The additional amount to be paid to OML by Dome in relation to the Stamp Duty assessed and paid.	SDTU = AMD – SD
29	AMD	Agreed Maximum Duty	An amount agreed by OML and DRD (IoM).	AMD = $3.69m
ALLOCATION AFTER COMPLETION OF AGGREGATE VALUE PAID FOR ASSETS ACQUIRED
30	CC	Cancellation Compensation	The total consideration paid for the fact that the Shares in the Companies will not be converted into shares in the Amalgamated Company.	CC = [BC – (LB + PEDCA + SAA +AD) + SDTU]
31	OMPCA	OMP Cancellation Amount	The amount payable as consideration to OML for not converting the Shares owned by OML in OMP into Shares in the Amalgamated Company.	OMPCA = 75% x CC
32	MRPCA	MRP Cancellation Amount	The amount payable as consideration to OML for not converting the Shares owned by OML in MRP into Shares in the Amalgamated Company.	MRPCA = 25% x CC
33	LB	Loan Balance	The actual amount payable as consideration by DRD (IoM) to OML in respect of the assignment of the Loan for its full face value (if any).	LB =ILB – PEDCA provided that if LB is less than zero, it will be deemed to be zero.

4

SCHEDULE 3

CORPORATE PROFILES OF EACH COMPANY

Mineral Resources Porgera Limited	Orogen Minerals (Porgera) Limited

Company Number 1-14321	Company Number 1-25740
Incorporated in	Incorporated in
Papua New Guinea	Papua New Guinea
Carries on business in Papua New Guinea	Carries on business in Papua New Guinea

Date of Incorporation: 14 February 1989	Date of Incorporation: 23 May 1996
Registered Office: Level 5	Registered Office: Level 5
MMI Pacific Insurance Building	MMI Pacific Insurance Building
Champion Parade, Port Moresby	Champion Parade, Port Moresby
National Capital District	National Capital District

Issued	Issued
Capital: 19,227	Capital: 27,909,093
fully paid shares	fully paid shares
of K.1.00 each	of K.100 each

Directors	Directors

Trevor Kennedy	Trevor Kennedy
Noreo Beangke	Noreo Beangke
John Stitt	John Stitt

Peter Botten	Peter Botten
Kostas Constantinou	Kostas Constantinou
Clive Hildebrand	Clive Hildebrand
Martin Kriewaldt	Martin Kriewaldt
Robert Igara	Robert Igara
Fraser Ainsworth	Fraser Ainsworth

Secretary	Secretary

Michael Uiari	Michael Uiari

Public Officer	Public Officer

Michael Uiari	Michael Uiari

Shares held in other companies: Nil	Shares held in other companies: Nil

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SCHEDULE 4

WARRANTIES

In these Warranties:

(a)                                  to the extent that the context allows, any reference to the “Company” applies separately to each of the Companies;

(b)                                 where a Warranty is expressed to be qualified by the expression “to the best of the knowledge and belief of OML”, such a qualification shall be deemed to include the knowledge of any of OSL, OML, MRP, OMP, Peter Botten, Michael Sullivan, Austin Miller or Nigel Hartley of OSL, Richard Saywell or Michael Quinn of Merrill Lynch, James Riddell of Deloittes or Neil Cole of NH Cole & Associates (“Parties”)  and will be deemed to include a further statement in relation to each of OSL, OML, MRP and OMP that those Parties have undertaken reasonable enquiries in relation to the subject matter of the Warranties provided that in relation to OSL’s (and its related corporation’s) advisers, those persons will not be held to have any obligation to make enquiries in regards to information held by other persons within their respective firms or companies which has been obtained other than as a consequence of the engagement to advise OSL or any related corporation of OSL in relation to the Amalgamation; and

(c)                                  where a Warranty is expressed to be qualified by the expression “so far as OML is aware”, such qualification shall be deemed to include:

(i)                                     anything that OSL, OML, MRP, OMP, Peter Botten, Michael Sullivan, Austin Miller or Nigel Hartley of OSL, Richard Saywell or Michael Quinn of Merrill Lynch, James Riddell of Deloittes or Neil Cole of NH Cole & Associates actually knows;

(ii)                                  anything or information which is or has been in the possession of any of Peter Botten, Michael Sullivan, Austin Miller or Nigel Hartley of OSL, Richard Saywell or Michael Quinn of Merrill Lynch, James Riddell of Deloittes or Neil Cole of NH Cole & Associates or anything that any of those persons actually knows or ought reasonably know was in the possession of OSL, OML, MRP or OMP from the documents and information known to, or in the possession of, that person, provided that in relation to OSL’s (and its related corporation’s) advisers, those persons will not be held to have any obligation to make enquiries in regards to information held by other persons within their respective firms or companies which has been obtained other than as a consequence of the engagement to advise OSL or any related corporation of OSL in relation to the Amalgamation.

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The Companies

1.                                       Each Company is a company limited by shares duly incorporated under the Companies Act of the jurisdiction specified in relation to it in Schedule 3.

2.                                       Each Company has full legal capacity and power to:

(a)                                  own its assets in all the jurisdictions mentioned in relation to it in Schedule 3; and

(b)                                 to enter into this Deed and to carry out the transactions that it contemplates.

3.                                       Each Company holds all Authorisations that are necessary or desirable to:

(a)                                  execute this Deed and to carry out the transactions that it contemplates;

(b)                                 ensure that this Deed is legal, valid, binding and admissible in evidence; or

(c)                                  enable it to properly carry on its business,

and each Company is complying with any conditions to which any of these Authorisations is subject.

4.                                       Any corporate action that is necessary or desirable on the part of each Company to authorise its entry into this Deed and its carrying out the transactions that it contemplates has been taken.

5.                                       Each Company is duly registered to carry on business in the jurisdictions specified in relation to it in Schedule 3.

6.                                       Neither Company owns property or conducts any business in any place other than those places mentioned in relation to it in Schedule 3.

7.                                       The copies of the constitutions, certified by the relevant secretaries of each Company on the date of execution of this Deed, are true copies of the constitutions of each of the Companies.

8.                                       To the best of the knowledge and belief of OML, the:

(a)                                  minute books and other records of meetings or resolutions of shareholders or directors;

(b)                                 registers and other statutory records;

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(c)                                  books of account and financial records;

(d)                                 copies of Taxation returns; and

(e)                                  other documents and records relating to the business activities, property or financial affairs,

of each Company are complete and accurate in all respects and have been prepared in accordance with all legal requirements.

9.                                       Each Company has complied with all legal requirements for the filing of documents and information with Government Agencies.

10.                                 Neither Company has:

(a)                                  granted any power of attorney otherwise than as is usual in the ordinary course of its business; or

(b)                                 given any authority under which a person could deal with all or part of that Company’s assets or business.

11.                                 The directors, secretary and public officer of each Company are as set out in Schedule 3.

12.                                 The information on the share capital of each Company is as set out in Schedule 3.

13.                                 There is no agreement, arrangement or understanding to which either of the Companies or OML is a party which gives a right to any person upon a change in the management or control of or ownership of any shares in either of the Companies.

14.                                 There is no agreement, arrangement or understanding in force or security issued:

(a)                                  which requires the present or future issue of; or

(b)                                 under which any person has or may have the right (whether contingent or not) to require the issue of; or

(c)                                  which is convertible into or exchangeable for,

any shares or other securities in either Company.

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15.                                 Neither Company:

(a)                                  owns, legally or beneficially, any share or other security of any body corporate; and

(b)                                 has agreed to take up or acquire any share or offer security in any body corporate.

16.                                 Neither Company has at any time since May 2002 carried on any business other than holding a combined 20% interest in the Porgera Joint Venture.

17.                                 So far as OML is aware, neither Company has at any time since its incorporation carried on any business other than holding a combined 20% interest in the Porgera Joint Venture.

18.                                 Neither Company is insolvent and no controller has possession or control over any part of their property or assets and no appointment of a controller has been threatened.

19.                                 Neither Company is in liquidation or under administration and, so far as OML is aware, no proceedings have been brought or threatened or notice served for the purpose of liquidating either of them or placing either of them under administration.

20.                                 To the best of the knowledge and belief of OML, no writ of execution exists against either of the Companies.

21.                                 Since the Balance Date neither Company has passed any special resolution.

22.                                 Since the Effective Date, there have not been any meetings of directors and/or members of either Company.

The Shares

23.                                 OML is the registered holder and the sole and absolute legal and beneficial owner of the number and class of shares in the capital of each Company set out in Schedule 1 opposite its respective name, free of any Encumbrance.

24.                                 OML has full power and authority to enter into, and perform, the Amalgamation on Completion.

25.                                 Each of the Shares has been duly issued and allotted and is fully paid and no amount is owed to either Company in respect of them.

26.                                 Any restrictions on transfer of the Shares under the constitution of either Company will be complied with or waived on or before Completion.

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27.                                 No person is entitled to recover from either Company any fee, brokerage or commission in connection with the purchase or sale of the Shares.

28.                                 Other than under clause 8(b) of the Placer Substitution Deed and clause 19.2(b) of the Joint Venture Agreement, to the best of the knowledge and belief of OML, there is no third party with any rights, whether at law or in equity, by way of pre-emption, injunction or first or subsequent refusal in respect of the transfer of the legal or beneficial title to the Shares and no such rights have been asserted, or their purported enforcement threatened.

29.                                 So far as OML is aware, any and all third party consents or approvals as were required under the terms of the Placer Substitution Deed to the acquisition of the Companies as a result of OSL’s acquisition of OML were duly obtained and any conditions attached to such consents complied with in all material respects.

This Deed

30.                                 This Deed constitutes the legal, valid and binding obligations of OML and each of the Companies, enforceable against each of them in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration.

31.                                 Neither the execution of this Deed by OML, MRP or OMP nor the carrying out of the transactions that it contemplates, does or will:

(a)                                  contravene any law to which one of those parties or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(b)                                 contravene the conditions of any Authorisation;

(c)                                  contravene any agreement, undertaking or instrument binding on one of those parties or any of its property; and

(d)                                 contravene its constitution.

Assets

32.                                 In these Warranties, “Assets”, in relation to a company, means all property (including rights under Contracts) which are:

(a)                                  used in or necessary for the conduct of the affairs of either Company; or

(b)                                 on the premises of, or otherwise in the possession or under the control of, either Company.

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33.                                 Since the Balance Date, the affairs of each Company have been conducted in the ordinary and normal course.

34.                                 Each Company:

(a)                                  is the sole legal and beneficial owner of;

(b)                                 has possession and control of;

(c)                                  has good and marketable title to;

(d)                                 has not let on hire or hire purchase, disposed of, or agreed to let on hire or purchase or dispose of any of; and

(e)                                  has not granted any option to purchase any of,

the Assets which are listed in Schedule 6 to this Deed in the proportions mentioned therein.

35.                                 There are no Encumbrances, and neither Company has entered any agreement to give or create any Encumbrance, and no claim has been made by any person to be entitled to any Encumbrance, over any Assets.

36.                                 All security (including any guarantee or indemnity) held by the Companies and included in its Assets is valid and enforceable by the relevant Company against the provider of that security in accordance with the terms of the security.

37.                                 So far as OML is aware, there are no other tenements relevant to an undivided holding in the Porgera Joint Venture which are not included in Schedule 6 to this Deed.

Insurance

38.                                 So far as OML is aware, each insurance policy held by the manager of the Porgera Joint Venture on behalf of the Companies is currently in full force and effect and all applicable premiums paid.

39.                                 So far as OML is aware, each insurance policy taken out by the manager of the Porgera Joint Venture on behalf of the Companies is with an insurance company duly authorised to carry on insurance business in Papua New Guinea:

(a)                                  for the full replacement or reinstatement value of all its insurable property, against fire, earthquake, flood and other risk normally insured against by persons carrying on the same nature of business as that carried on by the Companies; and

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(b)                                 in relation to matters not involving insurable property, for amounts against those risks (including workers compensation, product liability and public liability) normally insured against by persons carrying on the same nature of business as that carried on by the Companies.

40.                                 So far as OML is aware, no claim is pending in respect of any policy of insurance taken out by the manager of the Porgera Joint Venture on behalf of the Companies.

41.                                 So far as OML is aware, the insurance effected by the manager of the Porgera Joint Venture on behalf of the Companies does not cover any asset other than those owned or used by the Porgera Joint Venture, nor any risks or liabilities other than those which may be incurred by the Porgera Joint Venture.

42.                                 So far as OML is aware, the manager of the Porgera Joint Venture has not been notified by any insurer that it is required or it is advisable for it to carry out any maintenance, repairs or other works in relation to any of its assets of the Porgera Joint Venture.

43.                                 (a)                                  So far as OML is aware, the manager of the Porgera Joint Venture has effected all  insurances required by law to be effected by it in respect of the Porgera Joint Venture.

(b)                                 There are no insurances required by law that either of the Companies is required to effect in their own name.

Accounts & Financial Position

44.                                 To the best of the knowledge and belief of OML, the Year-End Accounts:

(a)                                  disclose a true and fair view of the state of affairs, financial position, assets, liabilities, income, expenses and results of each Company as at the Balance Date and for the period ending on it, including full and adequate provision for:

(i)                                     all liability for Taxes; and

(ii)                                  gains and losses, whether realised or unrealised, resulting from foreign currency transactions;

(b)                                 are in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by the relevant Company’s external accountants; and

(c)                                  are consistent with generally accepted accounting principles under the International Accounting Standards.

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45.                                 To the best of the knowledge and belief of OML, the Half-Yearly Accounts:

(a)                                  disclose a true and fair view of the state of affairs, financial position and details of each of the assets, liabilities, income, expenses and results of each Company as at the Effective Date and for the period ending on it, including full and adequate provision for:

(i)                                     all liability for Taxes (including current and deferred liabilities with contingent liabilities noted); and

(ii)                                  gains and losses, whether realised or unrealised, resulting from foreign currency transactions;

(b)                                 are in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by the relevant Company’s external accountants; and

(c)                                  are consistent with generally accepted accounting principles under the International Accounting Standards.

46.                                 To the best of the knowledge and belief of OML, the financial performance disclosed in the profit and loss statements of each Company for the 2 years up to the Effective Date have not been affected (except as disclosed in those statements) by any unusual or non-recurring items or other matter which renders any results unusually high or low.

47.                                 Since the Balance Date there has been no occurrence which has (either itself or together with any other occurrence) materially and adversely affected the value of the Shares, the financial position, profitability or prospects of each Company or the business or any of the property or assets of each Company.

48.                                 (a)                                  There are no actual, prospective, contingent or other liabilities or commitments of, or claims asserted against, either Company (including contractual commitments) as at the Balance Date other than those the existence and extent of which is disclosed in its Year-End Accounts.

(b)                                 Since the Balance Date neither Company has incurred or agreed to incur any actual or contingent liability, obligation or expense which is material or is otherwise than in the ordinary course of ordinary business.

49.                                 Neither Company owns any plant and equipment, furniture or vehicles, other than an interest in the plant and equipment, furniture and vehicles owned by, or on the premises of, the Porgera Joint Venture as shown in the Year-End Accounts (except for items acquired by the Porgera Joint Venture since the Balance Date).

50.                                 The basis of depreciation adopted by each Company in its financial statements constitutes proper provision for depreciation.

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51.                                 To the best of the knowledge and belief of OML, the books of account and other trading and financial records (other than the Half-Yearly Accounts which is dealt with in the Warranty set out at paragraph 45 of this Schedule 4 and the Year-End Accounts which is dealt with in the Warranty set out at paragraph 44 of this Schedule 4):

(a)                                  have been fully and properly maintained;

(b)                                 give a true and fair view of the state of affairs and financial position of each Company and their business;

(c)                                  are in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by each Company’s external accountants; and

(d)                                 are consistent with generally accepted accounting principles under the International Accounting Standards.

52.                                 As at the Completion Date there will be no outstanding Inter-Company Indebtedness other than the Loan and the MRP/OMP Debt.

Information

53.                                 (a)                                  To the best of the knowledge and belief of OML, all information disclosed (or caused to be disclosed) by or on behalf of OML to Dome or its advisers in relation to the Shares, the Companies and their respective assets (other than information which relates specifically to the operations of the Porgera Joint Venture) is complete and accurate in all material respects.

(b)                                 So far as OML is aware, all information disclosed (or caused to be disclosed) by or on behalf of OML to Dome or its advisers in relation to the operations of the Porgera Joint Venture is complete and accurate in all material respects. In this regard, DRD acknowledges that OSL, OML, MRP, OMP, Peter Botten, Michael Sullivan, Austin Miller and Nigel Hartley of OSL, Richard Saywell and Michael Quinn of Merrill Lynch, James Riddell of Deloittes and Neil Cole of NH Cole & Associates, have not reviewed all information in relation to the operations of the Porgera Joint Venture that has been disclosed, or caused to have been disclosed, to DRD.

54.                                 (a)                                  So far as OML is aware, the Data Room index does not deliberately include any misleading or deceptive descriptions of the information contained in the Data Room.

(b)                                 OML has notified DRD of any  changes made to the information in the Data Room.

55.                                 So far as OML is aware, neither OML nor any of its related corporations (including, without limitation, either of the Companies) have done anything to prejudice or compromise its right to claim against Placer for any liabilities, losses, damages,

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costs or expenses suffered or incurred by reason of Placer providing information, which has been included in the Data Room or has otherwise been provided by or on behalf of OML or Placer to DRD, that is inaccurate, incomplete, misleading or deceptive.

56.                                 So far as OML is aware, no information has been deliberately withheld from Dome or its advisers which is not generally available but which would, if generally available, be material to a decision by Dome whether to acquire the Shares and if so on what terms, except as disclosed to Dome.

Litigation, Compliance with Laws, etc.

57.                                 There is no material suit, cause of action, proceeding, application, arbitration, claim or investigation current, pending or threatened against any of the Companies that relates to any period, or any act, matter or thing occurring, prior to Completion.

58.                                 All returns, notices and other documents required to be lodged or given by each Company under the Companies Act or its predecessor and other relevant act and regulations have been properly prepared and lodged or given.

59.                                 The books, registers and records of each Company have been kept in accordance with all applicable statutory requirements.

60.                                 Each Company has observed and complied in all respects with the provisions of all laws and regulations and all orders, notices, awards and determinations made by any statutory or other competent authority in any way relating to or binding on each Company or any property owned or occupied by either of them.

Employees

61.                                 Neither of the Companies have any employees, and so far as OML is aware, neither Company has ever had any employees.

OML

62.                                 OML:

(a)                                  is a company limited by shares under the Companies Act;

(b)                                 has full legal capacity and power:

(i)                                     to own its property and assets and to carry on business; and

(ii)                                  to enter into this Deed and to carry out the transactions that it contemplates.

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(c)                                  warrants and represents that all corporate action has been taken that is necessary or desirable to authorise its entry into this Deed and its carrying out the transactions that it contemplates;

(d)                                 holds each Authorisation that is necessary or desirable to:

(i)                                     execute this Deed and to carry out the transactions that it contemplates;

(ii)                                  ensure that this Deed is legal, valid, binding and admissible in evidence; or

(iii)                               enable it to properly carry on its business,

and it is complying with any conditions to which any of these Authorisations is subject.

63.                                 OML has entered into this Deed in its own right and not as trustee of any trust.

64.                                 OML is not insolvent and no controller has possession or control over any part of its property or assets and, so far as OML is aware, no appointment of a controller has been threatened.

65.                                 OML is not in liquidation or under administration and so far as OML is aware, no proceedings have been brought or threatened or notice served for the purpose of liquidating it or placing it under administration.

66.                                 So far as OML is aware, no writ of execution exists against OML.

Taxation

67.                                 As at Completion, all Tax and duty returns required by law to be lodged or filed by each Company have been properly lodged or filed and all such returns have been fully and accurately completed, income has been fully and properly disclosed and each deduction, rebate or credit claimed in them has been properly claimed and is allowable.

68.                                 All Taxes on or payable by each Company or on or measured by the assets of each Company have been paid.

69.                                 Neither Company has any liabilities in respect of unpaid or unassessed Taxes in excess of Taxes fully provided for in the Accounts.

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70.                                 The only liabilities for Tax of any Company arising since the Balance Date are liabilities arising out of the normal business and trading activities of each Company.

71.                                 So far as OML is aware:

(a)                                  there is no dispute between either Company and the Internal Revenue Commission of Papua New Guinea regarding Taxes or any other matter;

(b)                                 there is no investigation by the Internal Revenue Commission of Papua New Guinea current or pending in respect of any payment or non-payment of Taxes by either Company;

(c)                                  each Company maintains all records that it is required to maintain by the Income Tax Act 1959 (as amended) of Papua New Guinea.

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SCHEDULE 5

(Clause 11.3)

WARRANTY EXCEPTIONS

The following facts do not of themselves constitute a breach of Warranties, as long as OML has fully disclosed all relevant details of those facts below:

1.                                 In 2002 there was an event of force majeure which lasted for 2 months during which time operations at the Porgera mine were suspended.  This event of force majeure was a factor which rendered the results for the 2nd half of 2002 unusually low.

2.                                 The 2001 income tax return for OMP requires amendment.

3.                                 The final lodging date for lodgement of the 2002 income tax return for OMP has been extended until 30 November 2003.

The Warranty at paragraph 45 of Schedule 4 is qualified as follows.

(a)                                  In preparation of the Half-Yearly Accounts, OML has applied information contained in the monthly Porgera Joint Venture cost reports (“PJVCR”) for the period January 2003 to June 2003 inclusive.  The Half-Yearly Accounts have been prepared in accordance with the requirements set out in International Accounting Standard 21: “The Effects of Changes in Foreign Exchange Rates” in converting the Kina based financial information in the PJVCR to US dollars, specifically:

(i)                               all monetary assets and liabilities were translated into US dollars on a monthly basis using the month end exchange rate; and

(ii)                            all non-monetary assets and liabilities were maintained at historical US dollar exchange rates.

(b)                                 The information contained in the PJVCR is unaudited.

(c)                                  The Half-Yearly Accounts are unaudited.

(d)                                 The PJVCR provide information relating to the Porgera Joint Venture operator’s future estimated processing costs for the Porgera Joint Venture. OML has not adopted this particular information in the preparation of the Half-Yearly Accounts on the basis that this information is unaudited and is materially different from previous future estimated processing costs and the audited information provided by the Porgera Joint Venture operator as at 31 December 2002.

SCHEDULE 6

Tenements

SPLIT BETWEEN SUBSIDIARIES

*                                         20% interest in Special Mining Lease SML 1P

*                                         20% interest in Lease for Mining Purposes LMP1
*                                         20% interest in Lease for Mining Purposes LMP2
*                                         20% interest in Lease for Mining Purposes LMP3
*                                         20% interest in Lease for Mining Purposes LMP4

*                                         20% interest in Mining Easement ME1P
*                                         20% interest in Mining Easement ME2P
*                                         20% interest in Mining Easement ME3P
*                                         20% interest in Mining Easement ME4P

*                                         20% interest in Lease for Mining Purposes LMP 41
*                                         20% interest in Lease for Mining Purposes LMP 61
*                                         20% interest in Lease for Mining Purposes LMP 72

*                                         20% interest in Mining Lease ML101

*                                         20% interest in Exploration Licence EL 454
*                                         20% interest in Exploration Licence EL 858

Note: * in each case held 15% by Orogen Minerals (Porgera) Limited and 5% by Mineral Resources Porgera Limited.

Agreements to which Companies are party in relation to the Porgera Joint Venture

Party to the following agreements:

Mining Development Contract
Joint Venture Agreement
Operating Agreement

SCHEDULE 7

(Clause 1.1)

AMALGAMATION PROPOSAL

Papua New Guinea

Companies Act 1997

PROPOSAL FOR AMALGAMATION OF DOME RESOURCES (PNG) LIMITED,
MINERAL RESOURCES PORGERA LIMITED AND OROGEN MINERALS
(PORGERA) LIMITED

Background

Orogen Minerals Limited (OML) and Durban Roodepoort Deep Limited (DRD) have proposed to reorganise and reconstruct the capital between their respective subsidiaries of Mineral Resources Porgera Limited (MRP), Orogen Minerals (Porgera) Limited (OMP) and Dome Resources (PNG) Limited (Dome).

The reorganisation and reconstruction will be effected by way of the amalgamation of Dome, MRP and OMP under part XIV of the Companies Act 1997.

This document sets out the terms of the proposal to amalgamate Dome, MRP and OMP pursuant to part XIV of the Companies Act 1997 with effect from the date the Registrar of Companies issues a Certificate of Amalgamation.

Words used in this document and the rules of interpretation that apply are set out in the definitions and interpretation section at the back of this document.

1.                                      Details of the Amalgamated Company

1.1                               Name of the Amalgamated Company

Dome and MRP will amalgamate into OMP.  OMP will continue as the amalgamated company under the Companies Act (the Amalgamated Company).

1.2                               Registered Office of the Amalgamated Company

The Registered Office of the Amalgamated Company will be at the premises of O’Briens, Level 5, Defens Haus, Cnr of Champion Parade and Hunter Street, Port Moresby, National Capital District, Papua New Guinea.

1.3                               Board of Directors

On the Effective Date, the Directors of the Amalgamated Company will be as follows:

•             Mr Mark Wellesley-Wood of Dolphin House Hayles Lane, Slingford, West Sussex, R H 1345 N, United Kingdom.

•             Steven Richard O’Brien of Apartment 20, Chesterfield Idibana, Section 18, Lot 11,Chesterfield St, Granville, Port Moresby, National Capital District, Papua New Guinea.

•             Mr Richard Johnson of c/- Durban Roodepoort Deep, Limited, 45 Empire Road, Parktown, Johannesburg, Republic of South Africa.

•             Mr Fred Kowas of c/- TGM Offices, Waigani Drive, Hohola, National Capital District, Papua New Guinea.

1.4                               Secretary of Amalgamated Company

The Secretary of the Amalgamated Company will be Steven Richard O’Brien.

1.5                               Address for Service

The Address for Service of the Amalgamated Company will be at the premises of O’Briens, Level 5, Defens Haus, Corner of Champion Parade and Hunter Street, Port Moresby, National Capital District, Papua New Guinea.

2.                                      Corporate Reorganisation / Amalgamation

Pursuant to the terms of the Amalgamation Deed, at the time of the Amalgamation becoming effective:

(a)                                  In discharge of the obligations of Dome to issue shares to DRD (Isle of Man) Limited (DRD (IoM)) in consideration of the payment of subscription monies, the Amalgamated Company will issue the Capitalisation Shares to DRD (IoM).

(b)                                 OML will assign the loan of up to US$18,165,739 owed by OMP as at the Completion Date under the Amalgamation Deed to OML (the OMP Loan) to

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DRD (IoM) or its nominee in consideration of the payment by DRD (IoM) or its nominee of the face value of the OMP Loan.

(c)                                  All of the shares in Dome owned by Dome Resources Pty Ltd (formerly Dome Resources NL) will not be converted into shares in the Amalgamated Company and the sum of US$1.00 will be paid to Dome Resources Pty Ltd as compensation.

(d)                                 All of the shares in MRP will not be converted into shares in the Amalgamated Company and the MRP Cancellation Amount will be paid to OML as compensation.

(e)                                  All the shares in OMP will not be converted into shares in the Amalgamated Company and the OMP Cancellation Amount will be paid to OML as compensation.

(f)                                    The base consideration payable to OML under paragraph (d) and (e) above, before the adjustments under the Amalgamation Deed, will be approximately US$55.644 million.1 This amount may be satisfied by the issue of up to US$21.138 million of ordinary DRD shares with the balance payable in cash (by bank cheque or telegraphic transfer). The aggregate consideration will be divided between the compensation amounts for the OMP and MRP shares on the basis of OMP:75% and MRP:25%.

(g)                                 To the extent necessary, DRD (IoM) will lend any further funds to the Amalgamated Company necessary to complete the terms of the Amalgamation in accordance with this Proposal and the terms of the Amalgamation Deed.

3.                                      Share Structure of Amalgamated Company

Following the Amalgamation, the Capitalisation Shares will represent all of the ordinary shares on issue in the Amalgamated Company.

4.                                      Constitution

The constitution of the Amalgamated Company will be the constitution of Dome existing immediately prior to the Amalgamation.

5.                                      Effective Date of Amalgamation

The Effective Date of Amalgamation is proposed to be the later of:

(a)                                  the day after the date that the one month notification period under section 234(4) of the Companies Act elapses;

(b)                                 the Completion Date under the Amalgamation Deed; and

(1)                                  Base Consideration (US$73.810m) less than the Initial Loan Balance (US$18,165,739).

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(c)                                  such other day as the Registrar of Companies approves the application to amalgamate and issues a Certificate of Amalgamation.

6.                                      Shareholder Approval Required

Shareholder approvals will be required from Dome Resources Pty Ltd and OML to give effect to the Amalgamation.

7.                                      Conditions and Arrangements necessary to complete Amalgamation

(a)                                  Approval will be required from the Controller of Foreign Exchange for:

(i)                                     the issue of the shares in OMP to DRD (IoM);

(ii)                                  for the acquisition by OML of the DRD Shares;

(iii)                               the assignment of the OMP Loan to DRD or its nominee and the continuing terms of the OMP Loan;

(iv)                              any further debt funding from DRD (IoM) to the Amalgamated Company necessary to complete the Amalgamation.

(b)                                 Recertification will be required by the Investment Promotion Authority for OMP as the Amalgamated Company.

(c)                                  Compliance with and fulfilment of the conditions in the Amalgamation Deed will also be required.

8.                                      Effecting the Amalgamation

Assuming all conditions to the Amalgamation are satisfied or waived, the arrangements necessary to effect the Amalgamation are:

(a)                                  lodgement of this Proposal and other documents prescribed by the Companies Act with the Registrar of Companies; and

(b)                                 the Registrar of Companies issuing a Certificate of Amalgamation.

9.                                      Effect of the Amalgamation pursuant to the Companies Act

On the Effective Date:

(a)                                  The Amalgamation will be effective;

(b)                                 The Registrar will remove Dome and MRP from the Register, and otherwise give effect to the Amalgamation;

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(c)                                  The Amalgamated Company succeeds to all the property, rights, powers and the privileges of each of MRP and Dome and all of the property, rights, powers and the privileges of OMP continue in the Amalgamated Company;

(d)                                 The Amalgamated Company succeeds to all the liabilities and obligations of each of MRP and Dome and all of the liabilities and obligations of OMP continue in the Amalgamated Company;

(e)                                  Proceedings pending by, or against MRP or Dome may be continued by, or against the Amalgamated Company and all proceedings pending by or against OMP continue in the Amalgamated Company;

(f)                                    A conviction, ruling, order or judgement in favour of or against MRP or Dome may be enforced by, or against, the Amalgamated Company and all convictions, rulings, orders or judgments in favour of or against OMP continue in the Amalgamated Company; and

(g)                                 The rights and obligations of Dome, OMP and MRP to each other will merge and be extinguished.

10.                               Definitions & Interpretation

10.1                        Definitions

In this document:

Amalgamated Company means OMP after the Amalgamation.

Amalgamation means the amalgamation of OMP, MRP and the Dome to continue as OMP in accordance with this proposal and the applicable amalgamation provisions of Part XIV of the Companies Act.

Amalgamation Deed means the Deed dated [   ] October 2003 and executed by Oil Search Limited, OML, OMP, MRP, Dome, DRD (IoM) and Durban Roodepoort Deep, Limited.

Capitalisation Shares means 50,000,000 fully paid ordinary shares in the capital of the Amalgamated Company.

Companies Act means the Companies Act 1997 (PNG).

Completion Date has the meaning given to that term in the Amalgamation Deed.

Effective Date has the meaning given to that term in clause 5 of this proposal.

MRP Cancellation Amount has the meaning given to that term in the Amalgamation Deed.

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OMP Cancellation Amount has the meaning given to that term in the Amalgamation Deed.

Proposal means the proposal contained within this document for the Amalgamation.

Registrar of Companies means the Registrar of Companies under the Companies Act.

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SCHEDULE 8

(Clause 1.1)

AMALGAMATION IMPLEMENTATION PROCEDURES

1.                                       The boards of Dome, OMP and MRP must resolve that the Amalgamation is in the best interests of the relevant company and that the directors are satisfied that upon Amalgamation the Amalgamated Company will be solvent. Certificates from the directors of each of Dome, OMP and MRP stating the above must be signed and must set out the grounds for that opinion.

2.                                       The shareholders of each of Dome, OMP and MRP must be provided at least one month prior to the date of effect of the Amalgamation with prescribed documents including the following:

(a)                                  a copy of the Amalgamation proposal and a copy of the certificates given by the directors of the relevant company;

(b)                                 a statement of the material interests of the relevant company’s directors in the transaction;

(c)                                  a statement of the shareholders’ rights under section 91 of the Companies Act (these are rights to have their shares bought back by the relevant company);

(d)                                 such further information and explanation as is necessary for the shareholders of each of Dome, OMP and MRP to understand the transaction.

3.                                       Shortly after receiving the information referred to in paragraph 2 above, the shareholders of each of Dome, OMP and MRP must approve the Amalgamation proposal by special resolution.

4.                                       The secured creditors of each of Dome, OMP and MRP must be provided with a copy of the Amalgamation proposal and it must be publicly advertised at least one month prior to the date of effect of the Amalgamation.

5.                                       After approval of the shareholders of Dome, OMP and MRP has been received, and all other Conditions Precedent have been satisfied (or waived), the directors’ certificates referred to above and other documents must be lodged with the Registrar for registration.

6.                                       The secretaries of the amalgamating companies must sign a memorandum acknowledging and agreeing that all conditions set out in this Deed to the Amalgamation taking effect (with the exception of matter to be attended to on the Completion) have been fulfilled and it is in order for the Registrar to proceed with the issuing of the amalgamation certificate.

7.                                       The Amalgamation will be effective on the date specified on the certificate of amalgamation issued by the Registrar.

SCHEDULE 9

PLACER CONSENT

(clause 18.2)

Background

The arrangements set out in this schedule govern the parties’ rights and obligations in the event that Placer commences, or threatens to commence, any Proceedings, and have been agreed as a result of OSL’s and OML’s belief that the consent of Placer under clause 8(b) of the Placer Substitution Deed is not required.

Consent issue

DRD (IoM) acknowledges that it is the view of OML and OSL that the consent of Placer under clause 8(b) of the Placer Substitution Deed is not required.  To ensure that the prospects of defending any Proceedings are maximised, OML agrees that if Proceedings are commenced by Placer, if requested to do so by DRD (IoM), OML will seek the consent of Placer on a “without prejudice” basis.  DRD (IoM) will provide information reasonably required to accompany the request.

Rights and obligations of the parties

The parties agree that if Placer commences, or threatens to commence, Proceedings (irrespective of whether such action or event occurs before or after Completion), each party will use their best endeavours:

(a)                                  to expeditiously resolve the dispute to enable the Amalgamation to proceed and in doing so, OSL and OML must, and must procure that each entity controlled by OSL, actively pursue all reasonable defences to any Proceedings; and

(b)                                 until the Proceedings are resolved, to maintain the status quo with respect to the Porgera Joint Venture, including (without limitation) ensuring that OMP’s and MRP’s percentage interests in the Porgera Joint Venture are not diluted (without the consent of DRD (IoM)).

(a)                                  Access to information

(1)                                  OSL must keep DRD (IoM) informed on an on-going basis of the status of, and any developments in relation to, the Proceedings (actual or threatened) of which OSL, OML and each entity controlled by OSL (OSL Party) is aware with the objective of enabling DRD (IoM):

(A)                              to be fully informed as to all material matters affecting the Proceedings (actual or threatened);

(B)                                to advise OML and any OSL Party of DRD (IoM)’s view in relation to the proposed responses and proposed actions in relation to any developments affecting an OSL Party; and

(C)                                if required, to enforce the obligations of any OSL Party under this Deed.

(2)                                  OSL and OML must, and must procure that each entity controlled by OSL, allow DRD (IoM) and its advisers to investigate in a manner which does not unreasonably interfere with the conduct of the business of the relevant OSL Party, at DRD (IoM)’s expense, the matter or circumstance alleged to give rise to Placer’s claim and for such purpose, OSL must (subject to any applicable confidentiality obligations) ensure that it, OML and any entity controlled by OSL gives all such information and assistance, relevant to the Proceedings and the circumstances alleged to give rise to the Proceedings including access to relevant books and records and personnel,  and the right to examine and copy (at DRD (IoM)’s expense) any relevant assets, accounts, documents and records that DRD (IoM) or its advisers may reasonably request.

(3)                                  DRD (IoM) may disclose all information provided to it under clause (a)(2) of this Schedule 9 to any related corporation of DRD (IoM) and its legal advisers, but otherwise agrees to keep all such information confidential and only use it for the purposes of the Proceedings until the Proceedings are complete.

(b)                                  Conduct of proceedings

(1)                                  OML and OSL are obliged to consent, and must procure that each entity controlled by OSL consents, to any application made by Dome, DRD (IoM) or any entity controlled by DRD to be joined as a party to any Proceedings.

(2)                                  Unless expressly stated in clause 18.1 or this Schedule 9 to the contrary, each party shall bear their own costs in relation to any Proceedings.

(c)                                  Post-Completion action

If after Completion, Placer commences, or threatens to commence, any Proceedings against one or more of the parties arising from or relating to a failure to obtain the agreement of Placer in accordance with clause 8(b) of the Placer Substitution Deed and:

(1)                                  Placer obtains a final order from any Court with jurisdiction to hear the matter; or

(2)                                  there is a compromise (in the case of Dome with the prior consent of OML) of proceedings actually commenced or threatened in writing between Placer and any or all of the parties to this Deed, which order or compromise requires Dome or DRD (IoM) to divest any of the Shares the subject of the Amalgamation, unwind the Amalgamation or otherwise transfer its interest or the benefit derived from the interest in the Porgera Joint Venture to OML (or its related corporations), then notwithstanding any other provision of this Deed:

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(3)                                  if such order or compromise requires Dome or DRD (IoM) to divest all of the Shares the subject of the Amalgamation, unwind the Amalgamation or otherwise transfer the whole of its interest or the benefit derived from the interest in the Porgera Joint Venture to OML (or its related corporations), then the parties agree to act in good faith and use their best endeavours to put each party back to the position that they would have been had Completion not occurred;

(4)                                  if such order or compromise requires Dome or DRD (IoM) to divest part (but not all) of the Shares the subject of the Amalgamation, partially unwind the Amalgamation or otherwise transfer part of its interest or the benefit derived from the interest in the Porgera Joint Venture to OML (or its related corporations), then the parties agree to act in good faith and use their best endeavours to put each party in the position they would have been in had they only acquired the interest in the Porgera Joint Venture retained.

For the avoidance of doubt, OSL’s obligations in the event that an order or compromise requires Dome or DRD (IoM) to divest any of the Shares the subject of the Amalgamation or unwind the Amalgamation are not restricted by the indemnity provided in clause 18.1, and extends to the full amount of consideration paid by or on behalf of DRD (IoM) and Dome to OML under this Deed (being the Completion Value).

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SCHEDULE 10

SCHEDULE OF FEES FOR PROVIDING ASSISTANCE TO PREPARE ACCOUNTS AND TAX RETURNS

(clauses 10.1 and 10.2)

Managers	$149 per hour (or $1,192 per day based on an 8 hour day)
National accountants in PNG	$72.375 per hour (or $579 per day based on an 8 hour day)

EXECUTED as a deed.

Signed by
Mineral Resources Porgera Limited
by:

/s/ T. Wilson	/s/ M. G. Sullivan

Secretary/Director General Counsel/Secretary

T. Wilson	M. G. Sullivan

Name (please print) Name (please print)

Signed by
Orogen Minerals (Porgera) Limited
by:

/s/ T. Wilson	/s/ M. G. Sullivan

Witness General Counsel/Group Secretary

T. Wilson	M. G. Sullivan

Name (please print) Name (please print)

Signed by
Orogen Minerals Limited
by:

/s/ T. Wilson	/s/ M. G. Sullivan

Witness General Counsel/Group Secretary

T. Wilson	M. G. Sullivan

Name (please print) Name (please print)

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Signed by
Oil Search Limited
by:

/s/ T. Wilson	/s/ M. G. Sullivan

Witness General Counsel/Group Secretary

T. Wilson	M. G. Sullivan

Name (please print) Name (please print)

Signed for
Dome Resources (PNG) Limited
by its attorney in
the presence of:

/s/ D.J. Pretorius	/s/ Ian Murray

Witness	Director

D.J. Pretorius	Ian Murray

Name (please print) Name (please print)

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Signed for
DRD (Isle of Man) Limited
by its attorney in
the presence of:

/s/ D.J. Pretorius	/s/ Ian Murray

Witness	Director

D.J. Pretorius	Ian Murray

Name (please print) Name (please print)

Signed for
Durban Roodepoort Deep, Limited
by its representative
in the presence of:

/s/ Andrew Hooper-Nguyen	/s/ Anton Lubbe

Witness	Representative

Andrew Hooper-Nguyen	Anton Lubbe

Name (please print) Name (please print)

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ANNEXURE A

ACKNOWLEDGMENT AND UNDERTAKING

Orogen Minerals Limited (“OML”) hereby acknowledges, makes the following representations in favour of, and provides the following undertakings to, Durban Roodepoort Deep, Limited (“DRD”) (all terms used herein and not otherwise defined shall have the meaning ascribed to such terms under Regulation S promulgated under the U.S.  Securities Act of 1933, as amended):

(a)                                  OML warrants and represents to DRD, and agrees that:

(1)                                  OML is not located in the United States and is not a U.S. person;

(2)                                  for a period of 40 days after the date when the relevant ordinary shares in the capital of DRD (DRD Shares) are issued to OML under the Deed of Amalgamation between Mineral Resources Porgera Limited, Orogen Minerals (Porgera) Limited, OML, Oil Search Limited, Dome Resources (PNG) Limited and DRD dated [insert date] (Deed of Amalgamation), OML will not offer or sell, pledge or otherwise transfer them except outside the United States, to persons who are not U.S. persons, in offshore transactions that comply with Regulation S under the U.S. Securities Act;

(3)                                  OML is not a dealer or a person receiving a selling concession fee or other remuneration for offering or selling DRD shares;

(4)                                  OML is aware that the issue of DRD Shares pursuant to the Deed of Amalgamation is not pursuant to a public offering within the meaning of U.S. securities law, that the DRD Shares OML will receive will not have been and will not be registered under the U.S. Securities Act and the DRD Shares OML will receive may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons other than as provided in paragraph (a)(5) of this undertaking;

(5)                                  the DRD Shares OML is issued may only be offered, resold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons after the end of the 40 day period:

(i)                                     in accordance with an exemption from the registration requirements of the U.S. Securities Act;

(ii)                                  pursuant to an effective registration statement,

and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction;

(6)                                  the DRD Shares issued to OML must not be used, delivered or deposited to obtain DRD American Depositary Shares (ADSs) or DRD American Depositary Receipts evidencing DRD ADSs (ADRs) during the 40 day period referred to above; and

(7)           DRD’s registrar or transfer agent may refuse to register any transfer of DRD Shares in violation of the restrictions set out above and DRD’s depository for its ADR facility may refuse to accept for deposit in the facility DRD Shares transferred or deposited in violation of those restrictions or the U.S. Securities Act.

(b)           DRD is not issuing the DRD Shares to OML under the Deed of Amalgamation for the purposes of OML selling or transferring them, or granting, issuing or transferring interests in, or options over, them in Australia (other than under one of the exemptions provided in section 708 of the Corporations Act 2001 (Cth)) and OML represents, warrants and agrees that it is its present intention not to dispose of those DRD Shares in Australia within 12 months of their issue unless such disposal is within one of the exemptions provided in section 708 of the Corporations Act 2001 (Cth).

(c)                                  Provided that the DRD Shares issued to OML under the Deed of Amalgamation have been endorsed by the South African Reserve Bank as belonging to a non-resident South African, those shares are tradeable on the JSE Securities Exchange South Africa. Should OML wish to sell or transfer, or offer to sell or transfer, any of the DRD Shares issued to it under the Deed of Amalgamation under an off-market or private transaction to South African residents, OML must comply with section 141 of the South African Companies Act, 61 of 1973. Furthermore, South African residents would require South African Reserve Bank approval to enter into any such off-market or private transaction.

DATED this day of 20

Signed by
Orogen Minerals Limited
by:

Secretary/Director	Director

Name (please print) Name (please print)

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ANNEXURE B

LOAN ASSIGNMENT AGREEMENT

ANNEXURE C

INDEMNITY